UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           _________________________

                                   FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   December 28, 1996


                             LIBERTY BANCORP, INC.
            (Exact name of registrant as specified in its charter)


                                   OKLAHOMA
                  (State or other jurisdiction of incorporation)


         0-12709                                             73-1218204
  (Commission File Number)                                  (IRS Employer
                                                          Identification No.)


                              100 North Broadway
                         Oklahoma City, Oklahoma 73102
          (Address of principal executive offices, including zip code)


     Registrant's telephone number, including area code:    (405) 231-6000


                                Not Applicable
        (Former name or former address, if changed since last report)




Item 5.     Other Events

     (a) On December 28, 1996, Banc One Corporation ("Banc One"), Banc One Oklahoma Corporation ("Banc One Oklahoma") and Liberty Bancorp, Inc. ("LBI") entered into a Merger Agreement dated December 28, 1996 ("Merger Agreement"). The Merger Agreement provides for the merger of LBI with and into Banc One Oklahoma, a wholly-owned subsidiary of Banc One, subject to, among other customary conditions, the affirmative vote of a majority of the shareholders of LBI and various regulatory approvals.

Pursuant to the Merger Agreement, each share of Common Stock, par value $0.01 per share ("LBI Common Stock"), of LBI would be converted into 1.175 shares of Common Stock, no par value, of Banc One.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2 and which is incorporated herein by reference.

     (b) In connection with the Merger Agreement, LBI and Banc One entered into an Option Agreement dated December 28, 1996 ("Option Agreement"), under which LBI granted Banc One the right to purchase up to 19.9% of the shares of LBI Common Stock at a price of $50.25 per share upon the occurrence of certain events described therein relating generally to the acquisition of LBI by a third party. The exercise price is equal to the closing price of LBI Common Stock on December 30, 1996, the date on which the merger was announced to the general public, as reported by the NASDAQ National Market System.

The foregoing description of the Option Agreement is qualified in its entirety by reference to the Option Agreement, which is attached as Exhibit 99(a) and which is incorporated herein by reference.

Item 7.     Financial Statements, Pro Forma Financial Statements and Exhibits

     The following exhibits are furnished in accordance with Item 601 of Regulation S-K:

     2     Merger Agreement dated December 28, 1996, by and among Banc One
     Corporation, Banc One Oklahoma Corporation and Liberty Bancorp, Inc.

     99(a)     Option Agreement dated December 28, 1996, by and between Banc
     One Corporation and Liberty Bancorp, Inc.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated:  January 3, 1997

                                          LIBERTY BANCORP, INC.


                                          By: /s/ Mischa Gorkuscha
                                          -----------------------------
                                          Mischa Gorkuscha, Senior Vice
                                          President and Chief Financial Officer





                                   EXHIBIT 2


                               MERGER AGREEMENT
                                    between
                             LIBERTY BANCORP, INC.
                                      and
                         BANC ONE OKLAHOMA CORPORATION
                               and joined in by
                             BANC ONE CORPORATION

                     TABLE OF CONTENTS TO MERGER AGREEMENT


                                                                           Page
RECITALS

Section  1. Merger
Section  2. Name
Section  3. Business
Section  4. Effective Time of Merger; Certificate of Incorporation
Section  5. Effect of Merger
Section  6. Liabilities upon Merger
Section  7. Conversion of Shares
Section  8. Board of Directors and Employees; Name Changes
Section  9. Stock Options and Employee Benefits
Section 10. Undertakings of the Parties
Section 11. Dissenting Shareholders
Section 12. Tax Opinion
Section 13. Representations and Warranties of BANC ONE
Section 14. Representations and Warranties of BANC ONE OKLAHOMA
Section 15. Representations and Warranties of LIBERTY
Section 16. Action by LIBERTY Pending Effecting Time
Section 17. Action by BANC ONE Pending Effective Time
Section 18. Conditions to Obligations of BANC ONE and
   BANC ONE OKLAHOMA
Section 19. Conditions to Obligations of LIBERTY
Section 20. Conditions to Obligations of All Parties
Section 21. Option to Purchase
Section 22. Indemnification
Section 23. Non-Survival of Representations and
Section 24. Governing Law
Section 25. Assignment
Section 26. Satisfaction of Conditions; Termination
Section 27. Waivers;
Section 28. Entire Agreement
Section 29. Captions; Counterparts
Section 30. Notices
SIGNATURES

EXHIBIT A - LIBERTY Subsidiaries List
EXHIBIT B - Form of Undertaking by Affiliates
EXHIBIT C - Opinion of Counsel for LIBERTY
EXHIBIT D - Opinion of Counsel for BANC ONE
            and BANC ONE OKLAHOMA
EXHIBIT E - Option Agreement


                        EXHIBITS TO MERGER AGREEMENT



Exhibit A     -     LIBERTY Subsidiaries List
Exhibit B     -     Form of Undertaking by Affiliates
Exhibit C     -     Opinion of Counsel for LIBERTY
Exhibit D     -     Opinion of Counsel for BANC ONE and BANC ONE OKLAHOMA
Exhibit E     -     Option Agreement




                              MERGER AGREEMENT


MERGER AGREEMENT dated as of December 28, 1996 (hereinafter called the "Merger Agreement"), between Liberty Bancorp, Inc. (hereinafter called "LIBERTY") and Banc One Oklahoma Corporation (hereinafter called "BANC ONE OKLAHOMA") and joined in by BANC ONE CORPORATION (hereinafter called "BANC ONE").

                                 WITNESSETH:

LIBERTY is a corporation duly organized under the laws of the State of Oklahoma. Its principal office is located at 100 North Broadway, Oklahoma City, Oklahoma County, Oklahoma. As of September 30, 1996, LIBERTY had authorized capital stock consisting of 50,000,000 shares of common stock having a par value of $0.01 per share ("LIBERTY Common"), of which a total of 9,448,538 shares were issued and outstanding and 39,890 of which were shares of
treasury stock owned by LIBERTY.   Except as set forth in Exhibit A hereto,
LIBERTY, or a subsidiary of LIBERTY, owns, beneficially and of record, all of the issued and outstanding capital stock of the banks (the "Banks") and of the corporations and/or limited liability companies (together, the "Companies") listed in Exhibit A hereto. The Banks and the Companies are hereinafter sometimes referred to collectively as "Subsidiaries" and each, sometimes, as a "Subsidiary."

BANC ONE OKLAHOMA is a corporation duly organized under the laws of the State of Oklahoma. Its principal office is located at 615 Claussen, P.O. Box 656, Oklahoma County, Oklahoma. As of the date of this Agreement, BANC ONE OKLAHOMA had capital stock of $500 divided into 500 shares of common stock having a par value of one dollar ($1.00) per share ("BANC ONE OKLAHOMA Common"), all of which are issued and outstanding. BANC ONE OKLAHOMA is a wholly owned subsidiary of BANC ONE.

BANC ONE is a corporation duly organized under the laws of the State of Ohio. Its principal office is located at 100 East Broad Street, Columbus, Franklin County, Ohio. As of September 30, 1996 BANC ONE had capital stock of $2,399,105,000, divided into 600,000,000 shares of common stock, without par value ("BANC ONE Common"), 431,805,662 of which shares of BANC ONE Common were issued and outstanding and 5,622,100 of which were shares of treasury stock owned by BANC ONE and acquired at a cost of $(205,898,000), and 35,000,000 shares of preferred stock without par value, of which 4,801,546 shares were issued and outstanding as Series C $3.50 Cumulative Convertible Preferred Stock ("BANC ONE Preferred C") and none of which were shares of treasury stock owned by BANC ONE.

The respective Boards of Directors of LIBERTY, BANC ONE OKLAHOMA and BANC ONE have each approved this Merger Agreement and the consummation of the transactions contemplated hereby and have approved the execution and delivery of this Merger Agreement. This Merger Agreement provides for the merger of LIBERTY with and into BANC ONE OKLAHOMA upon the terms and conditions of this Merger Agreement (the "Merger"). BANC ONE OKLAHOMA will be the surviving corporation of the Merger. From and after the time the Merger shall become effective as set forth in Section 4 of this Merger Agreement, and as and when required by this Merger Agreement, BANC ONE will issue shares of BANC ONE Common and in exchange for all of the issued and outstanding shares of LIBERTY Common. It is understood by each of the parties hereto that BANC ONE seeks, as a result of the Merger, to acquire LIBERTY, the Banks and the Companies and all of their respective operating assets and liabilities.

Subject to the terms and conditions of this Merger Agreement, all parties will exert their reasonable best efforts to obtain such regulatory approvals and to effect such other actions as are necessary or appropriate to consummate the Merger. In no event will BANC ONE issue more than 12,161,807 Shares of BANC ONE Common in connection with the transactions contemplated by this Merger Agreement, except as may be required upon application of Section 7(e) or 26(e) of this Merger Agreement.

In consideration of the premises, LIBERTY, BANC ONE and BANC ONE OKLAHOMA hereby make this Merger Agreement and prescribe the terms and conditions of the Merger and the mode of carrying the Merger into effect as follows:

  1. Merger. Subject to the terms and conditions hereinafter set forth in this Merger Agreement, LIBERTY shall be merged with and into BANC ONE OKLAHOMA pursuant to and in accordance with applicable provisions of the Oklahoma General Corporation Act ("Oklahoma GCA").

 2. Name. The name of the surviving corporation (hereinafter called the "Surviving Corporation" whenever reference is made to it as of the Effective Time or thereafter) shall be "Banc One Oklahoma Corporation."

 3. Business. The business of BANC ONE OKLAHOMA as the Surviving Corporation shall be that of a bank holding company. The Surviving Corporation shall exist by virtue of, and be governed by, the laws of the State of Oklahoma and shall have its principal office at 100 North Broadway, Oklahoma City, Oklahoma.

4. Effective Time of Merger; Certificate of Incorporation. The Merger shall become effective in accordance with applicable provisions of Section 1081 of the Oklahoma GCA upon the later of (i) the time a certificate of merger, certified copy of the Merger Agreement or other document or documents effecting the Merger under the Oklahoma GCA are filed with the Secretary of State of the State of Oklahoma (the "Oklahoma State Filing") and (ii) that time, if any, subsequent to the time of the Oklahoma State Filing, designated in the Oklahoma State Filing as the time the merger shall become effective (the "Effective Time").

The Certificate of Incorporation of BANC ONE OKLAHOMA in effect as of the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation and the By-laws of BANC ONE OKLAHOMA in effect as of the Effective Time shall be the By-laws of the Surviving Corporation.

 5. Effect of Merger. At the Effective Time, the separate corporate existence of LIBERTY and BANC ONE OKLAHOMA, respectively, shall, as provided in applicable provisions of the Oklahoma GCA be merged into and continued in BANC ONE OKLAHOMA as the Surviving Corporation, which shall be deemed to be the same corporation as LIBERTY and BANC ONE OKLAHOMA. All rights, franchises and interests of LIBERTY and BANC ONE OKLAHOMA, respectively, in and to every type of property, real, personal and mixed, and chooses in action, shall be transferred to and vested in BANC ONE OKLAHOMA as the Surviving Corporation by virtue of the Merger without any deed or other transfer in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by LIBERTY and BANC ONE OKLAHOMA, respectively, at the Effective Time, as provided in applicable provisions of the Oklahoma GCA.

 6. Liabilities upon Merger. The Surviving Corporation shall be responsible for all of the liabilities of every kind and description of LIBERTY and BANC ONE OKLAHOMA existing as of the Effective Time, except as may be specifically provided otherwise in this Merger Agreement.


7.     Conversion of Shares.

(a)     At the Effective Time:

(i) Each of the not more than 10,350,474 shares of LIBERTY Common that shall be issued and outstanding immediately prior to the Effective Time, except for shares of LIBERTY Common subject to the rights of a dissenting shareholder, shall thereupon and without further action be converted into 1.175 shares of BANC ONE Common, subject, however, to (i) the anti-dilution provisions of Sections 7(e) of this Merger Agreement and (ii) provisions set forth in Section 7(c) herein relative to fractional shares (the "Exchange Rate").

(ii) The 500 shares of BANC ONE OKLAHOMA Common issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding shares of common stock without par value of the Surviving Corporation.

(iii) Any shares of LIBERTY Common held by LIBERTY as treasury stock immediately prior to the Effective Time shall be canceled and shall not represent capital stock of the Surviving Corporation and shall not be exchanged for shares of BANC ONE Common.

(b) LIBERTY's shareholders of record at the Effective Time, for the shares of LIBERTY Common then held by them, respectively, shall be allocated and be entitled to receive (upon surrender of certificates formerly representing shares of LIBERTY Common for cancellation) certificates for shares of BANC ONE Common as shall be equal to (x) the number of shares of LIBERTY Common outstanding immediately prior to the Effective Time multiplied by (y) the Exchange Rate.

(c) No certificate for fractional shares of BANC ONE Common will be issued by BANC ONE in connection with the exchange contemplated by the Merger, but in lieu thereof, any holder of LIBERTY Common shall, upon surrender of the certificate or certificates representing such LIBERTY Common, be paid cash, without interest, by BANC ONE for such fractional shares on the basis of the average of the closing prices of BANC ONE Common on the New York Stock Exchange ("NYSE") during the Valuation Period (as hereinafter defined) as reported in The Wall Street Journal for NYSE Composite Transactions for each of the days included in the Valuation Period.

The term "Valuation Period" shall mean the ten consecutive NYSE trading days ending on the sixth NYSE trading day immediately prior to the proposed Effective Time, as designated by BANC ONE pursuant to Section 10(c) of this Merger Agreement.

(d) As soon as practicable after the Effective Time, holders of certificates formerly representing shares of LIBERTY shall be instructed to tender such certificates to BANC ONE pursuant to a letter of transmittal which shall be delivered to such shareholders by BANC ONE and, subject to the provisions set forth above relating to fractional shares, BANC ONE, or Harris Trust & Savings Bank, as Exchange Agent for BANC ONE, will distribute to such holders of certificates formerly representing shares of LIBERTY Common in exchange for and upon surrender for cancellation by such holders of a certificate or certificates formerly representing shares of LIBERTY Common the certificate(s) for shares of BANC ONE Common in accordance with the Exchange Rate. Each certificate formerly representing LIBERTY Common (other than certificates representing shares of LIBERTY Common subject to the rights of dissenting shareholders) shall be deemed for all purposes to evidence the ownership of the number of shares of BANC ONE Common and cash for fractional shares into which such shares have been converted, except, however, and notwithstanding the foregoing, that, until such surrender of the certificate or certificates formerly representing shares of LIBERTY Common, the holder thereof shall not be entitled to receive any dividend or other payment or distribution payable to holders of BANC ONE Common. Upon such surrender (or, in lieu of surrender, other provisions reasonably satisfactory to BANC ONE as are made as set forth in the next following paragraph), there shall be paid to the person entitled thereto the aggregate amount of dividends or other payments or distributions (in each case without interest) which became payable after the Effective Time on the whole shares of BANC ONE Common represented by the certificates issued upon such surrender and exchange or in accordance with such other provisions, as the case may be. After the Effective Time, the holders of certificates formerly representing shares of LIBERTY Common shall cease to have rights with respect to such shares (except such rights, if any, as they may have as dissenting shareholders), and except as aforesaid, their sole rights shall be to exchange said certificates for shares of BANC ONE Common and cash for fractional shares in accordance with this Merger Agreement.

Certificates formerly representing shares of LIBERTY Common surrendered for cancellation by each shareholder entitled to exchange shares of LIBERTY Common for shares of BANC ONE Common by reason of the Merger shall be appropriately endorsed or accompanied by such appropriate instruments of transfer as BANC ONE may reasonably require; provided, however, that if there be delivered to BANC ONE by any person who is unable to produce any such certificate formerly representing shares of LIBERTY Common for transfer (i) evidence to the reasonable satisfaction of BANC ONE that any such certificate has been lost, wrongfully taken or destroyed, and (ii) such security or indemnity as reasonably may be requested by BANC ONE to save it and Harris Bank & Trust harmless, and (iii) evidence to the reasonable satisfaction of BANC ONE that such person is the owner of the shares theretofore represented by each certificate claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present each such certificate and to receive shares of BANC ONE Common pursuant to this Merger Agreement, then BANC ONE, in the absence of actual notice to it that any shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, shall deliver to such person the certificate(s) representing shares of BANC ONE Common which such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed certificate formerly representing shares of LIBERTY Common.

(e) If prior to the Effective Time BANC ONE or LIBERTY shall declare a stock dividend or make distributions upon or subdivide, split up, reclassify or combine its shares of common stock or declare a dividend or make a distribution on its common stock in any security convertible into or exchangeable for its common stock, appropriate adjustment or adjustments will be made in the Exchange Rate.

8.     Board of Directors and Employees; Name Changes.   The directors of
LIBERTY immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation immediately following the Effective Time and until the next annual meeting of shareholders at which their respective successors are elected and qualified. The officers and employees of the Surviving Corporation immediately following the Effective Time shall be the officers and employees of LIBERTY immediately before the Effective Time with each such person to hold the same office in the Surviving Corporation as held by such person in LIBERTY. The directors, officers and employees of the Subsidiaries immediately following the Effective Time shall be the directors, officers and employees of the respective Subsidiaries immediately before the Effective Time.

LIBERTY will cooperate with BANC ONE in the procurement of requisite corporate and regulatory approvals and will use its reasonable best efforts to take such other steps as are appropriate and necessary to effect, when and if requested by BANC ONE, changes in the name of each of the Subsidiaries to include the words "BANC ONE BANK" or "BANC ONE" so that such name changes will become effective at the Effective Time or such later dates as may be designated by BANC ONE.

 9.     Stock Options and Employee Benefits.

(a) As of the date of the Merger Agreement, there are outstanding and unexercised stock options for shares of LIBERTY Common held by directors, officers and employees of LIBERTY and its Subsidiaries and by Frank X. Henke and/or his assigns ("Henke"). Immediately following the Effective Time, all unexercised stock options for shares of LIBERTY Common issued to and held by directors, officers and employees of LIBERTY and its Subsidiaries and by Henke immediately prior to the Effective Time shall be assumed by BANC ONE and converted into options to purchase that number of shares of BANC ONE Common equal to the number of shares of LIBERTY Common subject to such unexercised options immediately prior to the Effective Time multiplied by the Exchange Rate. The per share exercise price of such options for shares of BANC ONE Common shall be the exercise price applicable to the options for shares of LIBERTY Common converted into options for BANC ONE shares divided by the Exchange Rate. Except as set forth herein, all terms and conditions of the stock option agreements for options for LIBERTY Common shall continue in full force and effect.

(b) All other employee benefit programs to be available and applicable to the employees of LIBERTY and the Subsidiaries following the Effective Time shall be as described in and governed by a Letter Agreement dated December 27, 1996, pertaining to benefits between LIBERTY and BANC ONE (the "Benefits Agreement").


10. Undertakings of the Parties. LIBERTY, BANC ONE OKLAHOMA and BANC ONE further agree as follows:
(a) This Merger Agreement shall be submitted to the shareholders of LIBERTY for approval at a meeting to be called and held in accordance with applicable law and the Certificate of Incorporation and By-laws of LIBERTY. Such shareholders' meeting will be scheduled to be held approximately 30 days following the mailing by LIBERTY of its proxy statement to its shareholders, which mailing will promptly follow the effective date of the registration statement to be filed by BANC ONE with the Securities and Exchange Commission (the "SEC") as provided in Section 10(d). LIBERTY and BANC ONE will cooperate with each other in order to facilitate the preparation, filing and clearance of the registration statement and the proxy statement under federal and state securities laws to be used with respect to such shareholders' meeting and the exchange of shares as contemplated by this Merger Agreement.

(b) BANC ONE will promptly prepare and file an application (believed in good faith by BANC ONE to be substantially complete in form and substance) with the Board of Governors of the Federal Reserve System (the "Board") under appropriate provisions of Section 3 of the Bank Holding Company Act of 1956, as amended, and, if necessary, to the Oklahoma State Banking Board (the "Oklahoma Board") for prior approval of the Merger and/or the proposed acquisition of LIBERTY and/or one or more of the Subsidiaries by BANC ONE. LIBERTY will furnish BANC ONE such information, appropriate representations and documents as may be reasonably requested by BANC ONE in connection therewith and will cooperate with BANC ONE in the procurement of requisite corporate and regulatory approvals to effect the Merger. BANC ONE will provide LIBERTY and its counsel with reasonable opportunity to comment on the applications which it proposes to file in connection with such regulatory approvals and will give due consideration to any comments of LIBERTY and its counsel before making such filings. BANC ONE will use its reasonable best efforts to cause such applications to be approved by the Board and, if required, the Oklahoma Board and to obtain such other regulatory consents and approvals as may be necessary to facilitate the Merger, in each case as soon as possible, and will promptly provide LIBERTY with copies of all such applications together with correspondence to or from the Board and the Oklahoma Board related thereto.

(c) The Effective Time shall occur, subject to Section 26 of this Merger Agreement, at such time as shall be designated by BANC ONE which shall be a date not later than the latter of the first or last Business Day of a month next following the latter of (A) receipt of all approvals of the Board and the Oklahoma Board and the expiration of any required waiting periods with respect thereto and (B) approval of the Merger by the shareholders of LIBERTY; provided, however, the Effective Time may be such other day as shall be agreed to by BANC ONE and LIBERTY.

(d) BANC ONE will promptly prepare and file with the SEC and use its reasonable best efforts to cause to become effective as soon as possible, a registration statement, including the related prospectus and proxy statement referred to in Section 10(a) above (the "Proxy Statement"), and any required amendments thereto or supplements to any prospectus contained therein, relating to the exchange of BANC ONE Common contemplated by this Merger Agreement. BANC ONE will provide LIBERTY and its counsel a reasonable opportunity to comment on such proposed filings and will give due consideration to any comments of LIBERTY and its counsel before making any such filings. Such registration statement will not cover resales by any persons who may be considered "underwriters" under Rule 145(c) of the Securities Act of 1933, as amended (the "1933 Act"). BANC ONE shall use its reasonable best efforts to have the shares of BANC ONE Common qualified or exempted from qualification under all applicable state securities laws as soon as possible. In the event that a stop order has been issued, or threatened, by the SEC, that suspends or would suspend the effectiveness of the registration statement, BANC ONE shall use its reasonable best efforts to promptly remove, or cause not to be issued, any such stop order.

(e) BANC ONE and/or BANC ONE OKLAHOMA will assume and pay all expenses incident to the obtaining of the requisite regulatory consents and approvals. Without limiting the generality of the foregoing, the expenses to be assumed and paid by BANC ONE shall include (i) all legal and other expenses and taxes incurred by BANC ONE incident to the consummation of the Merger contemplated by this Merger Agreement, (ii) all legal and other expenses incurred by BANC ONE incident to the preparation and filing of the applications to the Board, the Oklahoma Board and other requests for regulatory consents and approvals with the appropriate bank regulatory agencies as set forth in or contemplated by this Merger Agreement and (iii) all legal and other expenses, if any, incurred in connection with the registration and qualification of BANC ONE Common under federal and state securities laws. The expenses to be assumed and paid by BANC ONE and/or BANC ONE OKLAHOMA shall not include any legal, accounting or other expenses incurred by LIBERTY in the negotiation of the Merger, associated with the Proxy Statement, the examination or review of documents for its own benefit, in connection with its own corporate proceedings or with respect to any investment banker or advisor for services rendered on its behalf, all of which will be assumed and paid by LIBERTY. BANC ONE will pay the expenses of reproducing the Proxy Statement.

      (f) All information furnished by or on behalf of LIBERTY to BANC ONE or any of its representatives in connection with this Merger Agreement (whether before or after the date of this Merger Agreement) will be kept confidential by BANC ONE in accordance with the terms of that certain agreement dated December 23, 1996 (the "Confidentiality Agreement") between BANC ONE and LIBERTY. All information furnished by BANC ONE and BANC ONE OKLAHOMA to LIBERTY (whether before or after the date of this Merger Agreement) and the transactions contemplated hereby which is regarded by BANC ONE as confidential (and is so designated not later than the time of delivery or the date of this Merger Agreement) will be kept confidential by LIBERTY and will be used by LIBERTY and its directors, officers, employees and representatives of its advisors only in connection with this Merger Agreement and the transactions contemplated hereby, except to the extent that such information (i) is already known to LIBERTY when received, (ii) thereafter becomes lawfully obtainable from other sources, otherwise than in violation of this paragraph or similar duties or provisions regarding confidentiality, or (iii) is, in the reasonable opinion of legal counsel for LIBERTY, required to be disclosed in any document filed with the SEC, the Board, the Oklahoma Board or any other governmental agency or authority.

(g) BANC ONE will provide LIBERTY with copies of all filings made by BANC ONE with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1933 Act and the respective rules and regulations of the SEC thereunder at the time such filings are made at any time prior to the Effective Time.

(h) BANC ONE and BANC ONE OKLAHOMA will furnish to LIBERTY all information concerning BANC ONE and BANC ONE OKLAHOMA reasonably required by LIBERTY in connection with the preparation of proxy solicitation materials for use in soliciting proxies in connection with the meeting of LIBERTY's shareholders called for the purpose of voting on the Merger and will promptly advise LIBERTY if BANC ONE determines that any of such information is or becomes false or misleading in any material respect. LIBERTY will furnish to BANC ONE all information concerning LIBERTY and the Subsidiaries reasonably required by BANC ONE in connection with BANC ONE's preparation of the registration statement (including the related prospectus) and any required amendments or supplements thereto, or in connection with other filings by BANC ONE relating to the registration of its shares and will promptly advise BANC ONE if LIBERTY determines that any such information is or becomes false or misleading in any material respect.

(i) No press release or other public disclosure of matters related to this Merger Agreement or any of the transactions contemplated hereby shall be made by LIBERTY or BANC ONE unless the other party shall have provided its prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

(j) Prior to the Effective Time, BANC ONE will vote all the shares of BANC ONE OKLAHOMA to approve and adopt the proposal to merge LIBERTY with BANC ONE OKLAHOMA at a meeting of the shareholders of BANC ONE OKLAHOMA held for such purpose or by means of a unanimous written consent of BANC ONE OKLAHOMA shareholders adopted in lieu of a meeting to approve the Merger and approve this Merger Agreement.

(k) For not less than the three-year period immediately following the Effective Time, BANC ONE shall make available adequate current public information about itself as that terminology is used in and as required by Rule 144(c) of the SEC under the 1933 Act.

(l) LIBERTY will use its reasonable best efforts to cause each person who, in the joint opinion of counsel for BANC ONE and LIBERTY, is at the Effective Time or was, at the time of LIBERTY's shareholders' meeting referred to in
Section 10 hereof, an "affiliate" of LIBERTY (as that term is used in Rules 144 and 145 promulgated by the SEC under the 1933 Act), to execute and deliver to BANC ONE the written undertakings in the form attached hereto as Exhibit B.

(m) BANC ONE will initiate a pre-acquisition investigation and review of the books, credit files, records and facilities of LIBERTY and its Subsidiaries and will complete such pre-acquisition investigation as soon as reasonably possible but, in no event, within not more than 60 days following the date of this Merger Agreement. BANC ONE shall advise LIBERTY at the conclusion of such pre-acquisition investigation of all matters then known to BANC ONE which BANC ONE shall in good faith determine to be either (i) inconsistent in any material and adverse respect with any of the representations and warranties of LIBERTY contained in this Merger Agreement or (ii), in the reasonable judgment of the Board of Directors of BANC ONE, to be either (x) of such significance as to materially and adversely affect the financial condition or the results of operations of LIBERTY and the Subsidiaries on a consolidated basis or (y) deviate materially and adversely from LIBERTY's financial statements for the nine months ended September 30, 1996. BANC ONE shall have the right to terminate this Merger Agreement as set forth in Section 26(c).

(n) LIBERTY will initiate a pre-acquisition investigation and review of the books, credit files, records and facilities of BANC ONE and its subsidiaries and will complete such pre-acquisition investigation as soon as reasonably possible but, in no event, within not more than 10 business days following the date of this Merger Agreement. LIBERTY shall advise BANC ONE at the conclusion of such pre-acquisition investigation of all matters then known to LIBERTY which LIBERTY shall in good faith determine to be either (i) inconsistent in any material and adverse respect with any of the representations and warranties of BANC ONE or BANC ONE OKLAHOMA contained in this Merger Agreement or (ii) in the reasonable judgment of the Board of Directors of LIBERTY, to be either (x) of such significance as to materially and adversely affect the financial condition or the results of operations of BANC ONE and its subsidiaries on a consolidated basis or (y) deviate materially and adversely from BANC ONE's financial statements for the nine months ended September 30, 1996. LIBERTY shall have the right to terminate this Merger Agreement as set forth in Section 26(d).

(o) In addition to BANC ONE's pre-acquisition investigation of LIBERTY and LIBERTY's pre-acquisition investigation of BANC ONE, BANC ONE and LIBERTY shall each provide the other with adequate opportunity to conduct such further reviews and examinations of the business, properties and conditions (financial and otherwise) of the other as BANC ONE and LIBERTY, respectively, shall deem prudent, provided that such investigations shall not interfere unreasonably with the normal operations of the party being reviewed.

(p) BANC ONE will use its reasonable best efforts to cause the shares of BANC ONE Common to be issued to the shareholders of LIBERTY pursuant to this Merger Agreement to be listed on the NYSE as of the Effective Time.

(q) Prior to the Effective Time, BANC ONE will file with the SEC and use its reasonable best efforts to cause to become effective not later than the Effective Time, a registration statement on Form S-8 or other appropriate form to register with the SEC the shares of BANC ONE Common which may be issued to individuals upon the exercise of stock options and/or other stock-related benefits assumed by BANC ONE pursuant to this Merger Agreement and/or the Benefits Agreement and will use its reasonable best efforts to cause such registration statement to remain in effect until the exercise or expiration of all such options and/or other stock-related benefits. BANC ONE shall use its reasonable best efforts to have the shares of BANC ONE Common which may be issued upon the exercise of such options qualified or exempted from qualification from all applicable state securities laws.

11. Dissenting Shareholders. Shareholders of LIBERTY Common who do not vote their shares in favor of the Merger and otherwise perfect applicable dissenters' rights will be entitled to applicable dissenters' or appraisal rights, if any, under applicable provisions of the Oklahoma GCA.

12. Tax Opinion. BANC ONE and LIBERTY shall use their respective reasonable best efforts to obtain from Wachtell, Lipton, Rosen & Katz a written opinion addressed to LIBERTY, its shareholders and BANC ONE, that based upon the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), the regulations thereunder and rulings issued by the Internal Revenue Service in transactions similar to those contemplated by this Merger Agreement:

(a) The statutory Merger of LIBERTY with and into BANC ONE OKLAHOMA will constitute a reorganization within the meaning of Section 368(a)(1)(A) and
Section 368(a)(2)(D) of the Internal Revenue Code;

(b) No gain or loss will be recognized by BANC ONE or LIBERTY as a consequence of the transactions herein contemplated;

(c) No gain or loss will be recognized by the shareholders of LIBERTY on the exchange of their shares of LIBERTY Common for shares of BANC ONE Common (disregarding for this purpose any cash consideration received by such shareholders of LIBERTY Common, including any cash received pursuant to the exercise of statutory dissenters' rights or for fractional share interests to which they may be entitled);

(d) The Federal income tax basis of the BANC ONE Common (including fractional share interests to which they may be entitled) received by the shareholders of LIBERTY Common for their shares of LIBERTY Common will be the same as the Federal income tax basis of the LIBERTY Common surrendered in exchange therefor; and

(e) The holding period of the BANC ONE Common received by a shareholder of LIBERTY Common will include the period for which the LIBERTY Common exchanged therefor was held, provided the exchanged LIBERTY Common was held as a capital asset by such shareholder on the date of the exchange.

13. Representations and Warranties of BANC ONE. BANC ONE represents and warrants to LIBERTY that, except as set forth in BANC ONE's disclosure letter to LIBERTY dated December 27, 1996, and any attachments or schedules annexed thereto, and delivered to LIBERTY not later than the time of LIBERTY's execution of this Merger Agreement (the "BANC ONE Disclosure Letter") and except as otherwise indicated below:

(a) BANC ONE is a corporation duly organized and validly existing in good standing under the laws of the State of Ohio, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is qualified to do business and is in good standing in the State of Ohio, together with all other jurisdictions where it is both required to so qualify and where the failure to so qualify would have a BANC ONE Material Adverse Effect, as hereinafter defined. A BANC ONE Material Adverse Effect is that which has or would have a material adverse effect on the business, operations, financial condition or results of operations of BANC ONE and its subsidiaries, taken as a whole, or on the ability of BANC ONE or BANC ONE OKLAHOMA to consummate the transactions contemplated hereby. BANC ONE has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the businesses and activities now conducted by it and its subsidiaries. BANC ONE is not subject to any formal or informal agreement or understanding with, nor is it subject to any order of, any bank regulatory authority restricting or prohibiting or attempting to restrict or prohibit any activities or conduct of BANC ONE. Subject only to obtaining the required regulatory approvals, BANC ONE is, and at all times after the date of this Merger Agreement to and including the Effective Time will be, authorized to effect the Merger under applicable law. As of September 30, 1996 BANC ONE had capital stock of $2,399,105,000, divided into 600,000,000 shares of BANC ONE Common, 431,805,662 of which shares of BANC ONE Common were issued and outstanding and 5,622,100 of which were shares of treasury stock owned by BANC ONE and acquired at a cost of $(205,898,000), and 35,000,000 shares of preferred stock without par value, of which 4,801,546 shares were issued and outstanding shares of BANC ONE Preferred C and none of which were shares of treasury stock owned by BANC ONE. All of the issued and outstanding shares of BANC ONE's capital stock are duly authorized, validly issued, fully paid, nonassessable and subject to no pre-emptive rights. As of September 30, 1996, BANC ONE had surplus of $4,465,890,000, retained earnings, including capital reserves, of $1,793,048,000, net unrealized holding gains/(losses) available for sale (net of tax) of $(12,754,000), and total consolidated assets of $98,562,000,000.

(b) BANC ONE has furnished to LIBERTY copies of the following financial statements relating to BANC ONE and its consolidated subsidiaries: (i) the audited Consolidated Balance Sheets of BANC ONE as of December 31, 1995 and 1994 and the Consolidated Statements of Income, Shareholders' Equity and Cash Flows for the years then ended, together with the notes thereto, as audited by Coopers & Lybrand, independent auditors; and (ii) the unaudited Consolidated Balance Sheet of BANC ONE as at September 30, 1996 and the unaudited Consolidated Statements of Income and Shareholders' Equity for the period then ended, together with the notes thereto. Each of the aforementioned financial statements present fairly, in accordance with generally accepted accounting principles (applied on a consistent basis except as disclosed in the footnotes thereto), the consolidated financial position and results of operations of BANC ONE as of the dates and for the periods therein set forth. Such financial statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders such financial statements, in light of the circumstances under which they were made, misleading in any material respect. Since September 30, 1996, there has not been any change in the financial condition, results of operations or business of BANC ONE and its subsidiaries that has had a BANC ONE Material Adverse Effect. Since September 30, 1996, BANC ONE has issued approximately 1,284,500 additional shares of BANC ONE Common.

(c) Since December 31, 1992, BANC ONE and each of its subsidiaries has filed all reports, registrations and statements, together with any required amendments thereto, that any of them was required to file with (i) the SEC, including, but not limited to, all Forms 10-K, Forms 10-Q, Forms 8-K, annual reports and proxy statements, (ii) the Board, (iii) the Federal Deposit Insurance Corporation (the "FDIC"), (iv) the Office of the Comptroller of the Currency (the "OCC") and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to in this Merger Agreement as the "BANC ONE Reports." As of their respective dates, the BANC ONE Reports complied in all material respects with the respective rules and regulations promulgated by the SEC, the Board, the FDIC, the OCC and state securities or banking authorities, and did not contain at the time filed any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The Board of Directors of BANC ONE has duly authorized the execution and delivery of this Merger Agreement, approved the Merger as contemplated by said Merger Agreement and authorized the issuance of the shares of BANC ONE Common for shares of LIBERTY Common as contemplated herein. The Board of Directors of BANC ONE OKLAHOMA has duly authorized the execution and delivery of this Merger Agreement and approved the Merger as contemplated by said Merger Agreement. No authorization of this Merger Agreement, of the transactions hereby contemplated or of the issuance of shares as contemplated herein is required by the shareholders of BANC ONE. BANC ONE and BANC ONE OKLAHOMA have all requisite power and authority to enter into this Merger Agreement and, after its vote of the shares of BANC ONE OKLAHOMA in favor of the Merger, BANC ONE and BANC ONE OKLAHOMA will have the authority to consummate the transactions contemplated hereby. This Merger Agreement constitutes the valid, legally binding and enforceable obligation of each of BANC ONE and BANC ONE OKLAHOMA and this Merger Agreement and the consummation of the Merger have been duly authorized and approved on behalf of BANC ONE and BANC ONE OKLAHOMA by all requisite corporate action. Provided the required approvals are obtained from the Board and the Oklahoma Board, neither the execution and delivery of this Merger Agreement nor the consummation of the Merger will conflict with, result in the breach of, constitute a default under or accelerate the performance provided by the terms of any law, or any rule or regulation of any governmental agency or authority or any judgment, order or decree of any court, bank regulatory agency or other governmental agency to which BANC ONE or BANC ONE OKLAHOMA is subject, any contract, agreement or instrument to which BANC ONE or BANC ONE OKLAHOMA is a party or by which BANC ONE or BANC ONE OKLAHOMA is bound or committed, or the Articles of Incorporation or Regulations of BANC ONE or the Certificate of Incorporation or By-laws of BANC ONE OKLAHOMA, or constitute an event which with the lapse of time or action by a third party, could, to the best of the knowledge of BANC ONE and its executive officers, after due inquiry, result in the default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of BANC ONE or BANC ONE OKLAHOMA or upon any of the stock of BANC ONE or BANC ONE OKLAHOMA or adversely affect the ability of BANC ONE to consummate the transactions contemplated hereby, except, in the case of contracts, agreements or instruments, such defaults, conflicts or breaches which either (i) will be cured or waived prior to the Effective Time or (ii) if not so cured or waived would not, in the aggregate, have any BANC ONE Material Adverse Effect.

(e) The reserve for possible loan and lease losses shown on the September 30, 1996 Consolidated Balance Sheet of BANC ONE is adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable) as of September 30, 1996.

(f) Except as disclosed in the financial statements referred to in Section 13(b), there is no litigation, action, suit, investigation or proceeding pending or, to the best of the knowledge of BANC ONE and its executive officers after due inquiry, overtly threatened against or affecting BANC ONE or its subsidiaries or involving any of their respective properties or assets, at law or in equity, before any federal, state, municipal, local or other governmental authority, which is reasonably likely to be resolved adversely to the interest of BANC ONE or its subsidiaries and, if so resolved, would have a BANC ONE Material Adverse Effect or materially impair its ability, or that of BANC ONE OKLAHOMA, to perform under this Merger Agreement, and to the best of the knowledge and belief of BANC ONE and its executive officers after due inquiry, no one has reasonable or valid grounds on which it reasonably can be expected that anyone will assert or initiate any such litigation, action, suit, investigation or proceeding against BANC ONE based upon the wrongful action or inaction of BANC ONE or its subsidiaries or any of their respective officers, directors or employees.

(g) At the Effective Time and on such subsequent dates when the former shareholders of LIBERTY surrender their certificates formerly representing shares of LIBERTY Common for cancellation and exchange, the shares of BANC ONE Common to be exchanged with former shareholders of LIBERTY will be duly authorized and validly issued by BANC ONE and BANC ONE OKLAHOMA and will be fully paid and nonassessable and subject to no pre-emptive rights.

(h) BANC ONE and each of its subsidiaries have good and marketable title to all their respective assets and properties, whether real or personal, tangible or intangible, including without limitation the capital stock of its subsidiaries and all other assets and properties reflected in BANC ONE's Balance Sheet as of September 30, 1996 or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 1996). Such assets and properties are subject to no liens, mortgages, security interests, encumbrances, pledges or charges of any kind, except (i) as noted in said Balance Sheet or the notes thereto; (ii) statutory liens for taxes not yet delinquent; (iii) landlord's liens; and (iv) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held; and such liens, mortgages, security interests, encumbrances and charges do not, in the aggregate, have a BANC ONE Material Adverse Effect. BANC ONE and its subsidiaries as lessees have the unqualified right under valid and subsisting leases to occupy, use, possess and control all property leased by BANC ONE and its subsidiaries. At the Effective Time all limitations affecting such properties will not, in the aggregate, have a BANC ONE Material Adverse Effect.

(i) To the best of the knowledge of BANC ONE and its executive officers after due inquiry, BANC ONE and its subsidiaries have complied with all laws, regulations and orders applicable to them and to the conduct of their businesses, including without limitation all statutes, rules and regulations pertaining to the conduct of banking activities except for violations which, together with any penalty which results therefrom, have not had and will not have a BANC ONE Material Adverse Effect. Neither BANC ONE nor any of its subsidiaries is in default under, and no event has occurred which, to the best of the knowledge of BANC ONE and its executive officers after due inquiry, is likely to result in a default under the terms of any judgment, decree, order, writ, rule or regulation of any governmental authority or court, whether federal, state or local and whether at law or in equity, in each case where the default has had or is likely to have a BANC ONE Material Adverse Effect.

(j) BANC ONE and BANC ONE OKLAHOMA have not incurred and will not incur directly or indirectly any liability for brokerage, finders', agents' or investment bankers' fees or commissions in connection with this Merger Agreement or the transactions contemplated hereby.

(k) Each pension, stock bonus or purchase, profit-sharing, retirement, health and welfare plan maintained by or covering employees of BANC ONE or any subsidiary of BANC ONE (hereinafter referred to collectively as the "plans") which purports to be a qualified plan under Section 401(a) of the Internal Revenue Code is so qualified. All of the plans which constitute employee benefit or employee welfare benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), have been maintained in compliance in all material respects with the applicable requirements of ERISA.
 All material notices, reports and other filings required under applicable law to be given or made to or with any governmental agency with respect to the plans have been timely filed or delivered. BANC ONE and its executive officers, after due inquiry, have no knowledge either of any circumstances which would adversely affect the qualification of the plans or their compliance with the applicable requirements of ERISA, would result or have resulted in liability under Title IV of ERISA or of any "reportable event" (as such term is defined in Section 4043(b) of ERISA) or any "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975(c) of the Internal Revenue Code) which has occurred during the past five years and which could reasonably be expected to result in any material liability of BANC ONE or any subsidiary to the Pension Benefit Guaranty Corporation (the "PBGC"), the Department of Treasury, the Department of Labor or any multiemployer plan. Those plans which are defined benefit plans within the meaning of ERISA meet the minimum funding standards set forth in the Internal Revenue Code and ERISA and the assets of such plans equal or exceed the actual present value of accrued benefits under such plans determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation. There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the plans, any fiduciaries thereof with respect to their duties to the plans or the assets of any of the trusts under any of the plans which could reasonably be expected to result in any material liability of BANC ONE or any subsidiary to the PBGC, Department of Treasury, Department of Labor or any multiemployer plan.

(l) Except where the failure to file would not have a BANC ONE Material Adverse Effect on BANC ONE and its subsidiaries, BANC ONE and/or its subsidiaries have duly filed all federal, state, county and local income, franchise, bank, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance, and occupation (sales) and use taxes and those filed on a consolidated, combined or unitary basis) required to have been filed by BANC ONE or its subsidiaries up to the date hereof. All of the foregoing returns are true and correct in all material respects, and BANC ONE and its subsidiaries have paid or, prior to the Effective Time, will pay all taxes, interest and penalties shown on such returns or reports as being due or (except to the extent the same are contested in good faith and, if material, summarized in the BANC ONE Disclosure Letter) or claimed to be due to any federal, state, county, local or other taxing authority, and there is, and at the Effective Time will be, no basis for any additional claim or assessment which might have a BANC ONE Material Adverse Effect, except for those being contested in good faith and summarized in the BANC ONE Disclosure Letter. BANC ONE and its subsidiaries have paid or made adequate provision in its financial statements or its books and records for all taxes payable in respect of all periods ending on or before the date hereof. BANC ONE and its subsidiaries have, and at the Effective Time will have, no liability for any taxes, interest or penalties of any nature whatsoever, except for those taxes which may have arisen up to the Effective Time in the ordinary course of business and are properly accrued on the books of BANC ONE as of the Effective Time or are being contested in good faith and have, if material, been summarized in the BANC ONE Disclosure Letter.

(m) BANC ONE has in effect insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by bank holding companies comparable in size and operation to BANC ONE.

(n) Neither the Proxy Statement nor the related registration statement nor any amendment or supplement thereto that is filed with the SEC in connection with the transactions contemplated hereby (except for any information which has been or shall be supplied by LIBERTY for inclusion in the Proxy Statement and registration statement and is so included as so supplied) shall contain (in the case of information relating to the Proxy Statement, at the time it is mailed and in the case of information relating to the registration statement at the time it becomes effective and at the time of LIBERTY's shareholders' meeting) any untrue statement of a material fact or shall omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. The registration statement and any amendments or supplements thereto that are filed with the SEC in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of the 1933 Act and the rules and regulations promulgated thereunder.

(o) No employee of BANC ONE or any of its subsidiaries is represented, for purposes of collective bargaining, by a labor organization of any type. BANC ONE is unaware of any efforts during the past five years to unionize or organize any employees of BANC ONE or any of its subsidiaries, and no claim related to such employees under the Fair Labor Standards Act, National Labor Relations Act, Civil Rights Act of 1964, Walsh-Healy Act, Davis Bacon Act, Civil Rights Act of 1866, Age Discrimination in Employment Act, Equal Pay Act of 1963, Executive Order No. 11246, Federal Unemployment Tax Act, Vietnam Era Veterans Readjustment Act, Occupational Safety and Health Act, or any state or local employment related law, order, ordinance or regulation, no unfair labor practice, discrimination or wage-and-hour claim is pending or, to the best of knowledge of BANC ONE and its executive officers after due inquiry, threatened against BANC ONE or any of its subsidiaries which claim has had or is reasonably likely to have a BANC ONE Material Adverse Effect.

(p) To the actual knowledge of BANC ONE and its executive officers: (i) with respect to any contaminant, pollutant, hazardous substance, hazardous waste, hazardous pollutant, toxic pollutant, toxic waste or toxic substance ("Contaminant"), there are no material actions, proceedings or investigations pending or threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging non-compliance with or liability in connection with, by BANC ONE or any of its subsidiaries, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. [subsection] 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. [subsection] 6901 et seq. ("RCRA"), the Clean Water Act, 33 U.S.C. [subsection] 1251 et seq. ("CWA"), or the Clean Air Act, 42 U.S.C. [subsection] 7401 et seq. ("CAA"), as each is amended from time to time, or any other federal, state, local or municipal statute, ordinance or regulation, or order, ruling or other decision of any court, administrative agency or other governmental authority relating to health or safety or environmental protection (such statutes, ordinances, regulations, orders, rulings and decisions, together, "Environmental Laws"); (ii) neither BANC ONE nor any of its subsidiaries is responsible in any material respect under any Environmental Law for any release by any person at or in the vicinity of real property of any Contaminant, including without limitation by spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such Contaminant into the environment (collectively "Release"); (iii) neither BANC ONE nor any of its subsidiaries is responsible for any material costs of any response action required by virtue of any Release of any Contaminant into the environment including, without limitation, costs arising from investigation, removal or remediation of Contaminants, security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body or any other person; (iv) BANC ONE and its subsidiaries are, in all material respects, in compliance with all applicable Environmental Laws; and (v) no real property owned or used by BANC ONE or any of its subsidiaries contains any Contaminant including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which (a) is reasonably likely to require remediation or other corrective action pursuant to any Environmental Law in any material respect, or (b) otherwise would pose any significant health or safety risk unless remedial measures were taken.

(q) BANC ONE and/or its subsidiaries (i) have surveyed the facilities where BANC ONE and its subsidiaries conduct their business including, without limitation, automatic teller machines (collectively, the "BANC ONE Facilities") for compliance with the Americans with Disabilities Act and the regulations issued thereunder (collectively, "ADA"); (ii) have developed plans to remove architectural barriers including communication barriers that are structural in nature from existing BANC ONE Facilities (collectively, the "BANC ONE Barriers") when such removal is "readily achievable," as that term is defined in ADA; (iii)have finalized action plans for automatic teller machines ("ATMs") in conformance with the Joint Final Rule of the Architectural and Transportation Barriers Compliance Board ("ATBCB") and the Department of Transportation, effective August 16, 1993; (iv) have developed or will develop schedules for BANC ONE Barrier removal from BANC ONE Facilities in such action plans so that BANC ONE Barrier removal was complete on January 26, 1992 or will be completed as soon as practicable thereafter; and (v) have removed all BANC ONE Barriers in BANC ONE Facilities or will cause all BANC ONE Barriers to be removed in accordance with such action plans. All "alterations" (as such term is defined in ADA) to BANC ONE Facilities undertaken after January 26, 1992 comply with ADA and the ATBCB Accessibility Guidelines for Buildings and Facilities ("ADAAG"). Effective January 26, 1992, all plans and designs for new construction to be utilized by BANC ONE and its subsidiaries comply with ADA and ADAAG. To the best of the knowledge of BANC ONE and its executive officers after due inquiry, no investigations, proceedings, or complaints, formal or informal, are pending or threatened against BANC ONE and/or its subsidiaries in connection with BANC ONE Facilities under ADA, ADAAG, or any other state or federal law concerning accessibility for individuals with disabilities.

(r) The statements made in the BANC ONE Disclosure Letter and any attachments thereto shall be deemed to constitute representations and warranties of BANC ONE under this Merger Agreement to the same extent as if herein set forth in full. Anything disclosed in the BANC ONE Disclosure Letter or the attachments thereto shall be considered to have been disclosed for purposes of all representations, warranties and covenants under this Merger Agreement.

14. Representations and Warranties of BANC ONE OKLAHOMA. BANC ONE OKLAHOMA represents and warrants to LIBERTY that, except as set forth in the BANC ONE Disclosure Letter, and except as otherwise indicated below:

(a) BANC ONE OKLAHOMA is a corporation duly organized and validly existing in good standing under the laws of the State of Oklahoma and is qualified to do business and is in good standing in the State of Oklahoma together with all other jurisdictions where it is both required to so qualify and where the failure to so qualify would have a BANC ONE Material Adverse Effect and BANC ONE OKLAHOMA has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the businesses and activities now conducted by it. The authorized capital stock of BANC ONE OKLAHOMA is 500 shares of BANC ONE OKLAHOMA Common, all of which are issued and outstanding and owned by BANC ONE free and clear of all liens, security interests or other encumbrances. BANC ONE OKLAHOMA's only subsidiary is Bank One, Oklahoma.

(b) The Board of Directors of BANC ONE OKLAHOMA has duly authorized execution of this Merger Agreement and approved the merger with LIBERTY as contemplated by said Merger Agreement. BANC ONE, the sole shareholder of BANC ONE OKLAHOMA, will vote all the shares of BANC ONE OKLAHOMA to approve the Merger and adopt this Merger Agreement. BANC ONE OKLAHOMA has all requisite power and authority to enter into this Merger Agreement and has the authority to consummate the transactions contemplated hereby. This Merger Agreement constitutes the valid and legally binding obligation of BANC ONE OKLAHOMA and this Merger Agreement and the consummation hereof have been duly authorized and approved on behalf of BANC ONE OKLAHOMA by all requisite corporate action. Provided the required approvals are obtained from the Board and the Oklahoma Board, neither the execution and delivery of this Merger Agreement nor the consummation of the Merger will conflict with, result in the breach of, constitute a default under or accelerate the performance provided by the terms of any law, or any rule or regulation of any governmental agency or authority or any judgment, order or decree of any court, bank regulatory agency or other governmental agency to which BANC ONE OKLAHOMA may be subject, any contract, agreement or instrument to which BANC ONE OKLAHOMA is a party or by which BANC ONE OKLAHOMA is bound or committed, or the Certificate of Incorporation or By-laws of BANC ONE OKLAHOMA, or constitute an event which with the lapse of time or action by a third party, could, to the best of BANC ONE OKLAHOMA's knowledge, result in the default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of BANC ONE OKLAHOMA or adversely affect the ability of BANC ONE to consummate the transactions contemplated hereby.

15. Representations and Warranties of LIBERTY. LIBERTY represents and warrants to BANC ONE that, except as shall be set forth in LIBERTY's disclosure letter dated December 27, 1996, and any attachments or schedules annexed thereto, and delivered to BANC ONE not later than the time of BANC ONE's execution of this Merger Agreement (the "LIBERTY Disclosure Letter"), and except as indicated below:

(a) LIBERTY is a corporation duly organized and validly existing in good standing under the laws of the State of Oklahoma, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is qualified to do business and is in good standing in the State of Oklahoma, together with all other jurisdictions where it is both required to so qualify and where the failure to so qualify would have a LIBERTY Material Adverse Effect, as hereinafter defined. A LIBERTY Material Adverse Effect is that which has or would have a material adverse effect on the business, operations, financial condition or results of operations of LIBERTY and the Subsidiaries taken as a whole, or on the ability of LIBERTY to consummate the transactions contemplated hereby. LIBERTY and the Subsidiaries each have full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the businesses and activities now conducted by it. LIBERTY is not subject to any formal or informal agreement or understanding with, nor is it subject to any order of, any bank regulatory authority restricting or prohibiting or attempting to restrict or prohibit any activities or conduct of LIBERTY. Subject only to obtaining the required regulatory approvals and the approval of LIBERTY shareholders, LIBERTY is, and at all times after the date of this Merger Agreement to and including the Effective Time will be, authorized to effect the Merger under applicable law. As of September 30, 1996, LIBERTY had authorized capital stock consisting of 50,000,000 shares of LIBERTY Common, of which a total of 9,448,538 shares were issued and outstanding and 39,890 of which were shares of treasury stock owned by LIBERTY. All of the issued and outstanding shares of LIBERTY Common are duly authorized, validly issued, fully paid, nonassessable and subject to no pre-emptive rights. There are no outstanding options, warrants, stock appreciation rights or commitments of any kind related to LIBERTY's capital stock or the exchange of LIBERTY's capital stock except for (i) outstanding stock options which have been granted related to the purchase of not more than 615,705 shares of LIBERTY Common pursuant to the Liberty Bancorp, Inc. 1990 Stock Option Plan, As Amended (the "LIBERTY Option Plan"), (ii) outstanding stock options which have been granted related to the purchase of not more than 289,694 shares of LIBERTY Common pursuant to an Option to Purchase Common Stock between LIBERTY and Henke (the "Henke Option"), and (iii) the option to be granted to BANC ONE pursuant to Section 21 of this Merger Agreement. As of September 30, 1996, LIBERTY had surplus of $210,184,000, retained earnings, including capital reserves, of $63,898,000, net unrealized holding gains/(losses) available for sale (net of tax) of $1,798,000, and total consolidated assets of $2,905,361,000.

(b) LIBERTY has furnished to BANC ONE copies of the following financial statements relating to LIBERTY and the Subsidiaries on a consolidated basis:
(i) the audited Consolidated Balance Sheet of LIBERTY as of December 31, 1995 and 1994, and the Consolidated Statements of Income, Stockholders' Equity and Cash Flows for the years then ended, together with the notes thereto, as audited by Arthur Andersen LLP, Certified Public Accountants; and (ii) the unaudited Consolidated Balance Sheet of LIBERTY as at September 30, 1996 and the unaudited Consolidated Statement of Income for the period then ended, together with the notes thereto. Each of the aforementioned financial statements presents fairly, in accordance with generally accepted accounting principles (applied on a consistent basis except as disclosed in the footnotes thereto), the consolidated financial position and results of operations of LIBERTY as of the dates and for the periods therein set forth. Such financial statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders such financial statements, in light of the circumstances under which they were made, misleading in any material respect. Since September 30, 1996, there has not been any change in the financial condition, results of operations or business of LIBERTY and the Subsidiaries that has had a LIBERTY Material Adverse Effect. Since September 30, 1996, LIBERTY has issued and acquired shares of LIBERTY Common resulting in 9,445,075 shares of LIBERTY Common being outstanding as of December 27, 1996.

(c) Since December 31, 1992, LIBERTY and each of the Subsidiaries has filed all reports, registrations and statements, together with any required amendments thereto, that any of them was required to file with (i) the SEC, including, but not limited to, all Forms 10-K, Forms 10-Q, Forms 8-K, annual reports and proxy statements, (ii) the Board, (iii) the FDIC, (iv) OCC and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to in this Merger Agreement as the "LIBERTY Reports." As of their respective dates, the LIBERTY Reports complied in all material respects with the respective rules and regulations promulgated by the SEC, the Board, the FDIC, the OCC and state securities or banking authorities, and did not contain at the time filed any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The Board of Directors of LIBERTY has duly authorized the execution and delivery of this Merger Agreement and approved the Merger as contemplated by the Merger Agreement and, subject to the fiduciary duties of the Board of Directors, will recommend it to the LIBERTY shareholders for adoption. Subject to the approval by the shareholders of LIBERTY, this Merger Agreement constitutes the valid, legally binding and enforceable obligation of LIBERTY and LIBERTY has all requisite power and authority to enter into this Merger Agreement and LIBERTY has the authority to consummate the transactions contemplated hereby so that, provided all such shareholder and regulatory approvals are obtained, neither the execution and delivery of this Merger Agreement nor the consummation of the Merger will conflict with, result in the breach of, constitute a default under or accelerate the performance provided by the terms of any law, or any rule or regulation of any governmental agency or authority or any judgment, order or decree of any court, bank regulatory agency or other governmental agency to which LIBERTY is subject, any contract, agreement or instrument to which LIBERTY is a party or by which LIBERTY is bound or committed, or the Certificate of Incorporation or By-Laws of LIBERTY, or constitute an event which with the lapse of time or action by a third party, could, to the best of the knowledge of LIBERTY and its executive officers after due inquiry, result in the default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of LIBERTY or upon any of LIBERTY's capital stock; except, in the case of contracts, agreements or instruments, such defaults, conflicts or breaches which either (i) will be cured or waived prior to the Effective Time or (ii) if not so cured or waived would not, in the aggregate, have a LIBERTY Material Adverse Effect.

(e) The reserve for possible loan and lease losses shown on the September 30, 1996 Consolidated Balance Sheet of LIBERTY is adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable) as of September 30, 1996.

(f) Except as disclosed in the financial statements referred to in Section 15(b), there is no litigation, action, suit, investigation or proceeding pending or, to the best of the knowledge LIBERTY and its executive officers after due inquiry, overtly threatened, against or affecting LIBERTY or any of its Subsidiaries or involving any of their respective properties or assets, at law or in equity, before any federal, state, municipal, local or other governmental authority which is reasonably likely to be resolved adversely to the interest of LIBERTY or its Subsidiaries and, if so resolved, would have a LIBERTY Material Adverse Effect, and to the best of the knowledge and belief of LIBERTY and its executive officers after due inquiry, no one has reasonable or valid grounds on which it reasonably can be expected that anyone will assert or initiate any such litigation, action, suit, investigation or proceeding against LIBERTY based upon the wrongful action or inaction of LIBERTY or any of its Subsidiaries or any of their respective officers, directors or employees.

(g) LIBERTY and its Subsidiaries have good and marketable title to all their respective assets and properties, whether real or personal, tangible or intangible, including without limitation the capital stock of its Subsidiaries and all other assets and properties reflected in LIBERTY's Balance Sheet as of September 30, 1996 or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 1996). Such assets and properties are subject to no liens, mortgages, security interests, encumbrances, pledges or charges of any kind, except (i) as reflected in said Balance Sheet or the notes thereto; (ii) statutory liens for taxes not yet delinquent; (iii) landlord's liens; and (iv) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held; and such liens, mortgages, security interests, encumbrances and charges do not, in the aggregate, have a LIBERTY Material Adverse Effect. LIBERTY and its Subsidiaries as lessee have the unqualified right under valid and subsisting leases to occupy, use, possess and control all property leased by LIBERTY and its Subsidiaries. At the Effective Time all limitations affecting such properties will not, in the aggregate, have a LIBERTY Material Adverse Effect.

(h) To the best of the knowledge of LIBERTY and its executive officers after due inquiry, LIBERTY and its Subsidiaries have complied with all laws, regulations and orders applicable to them and to the conduct of their businesses, including without limitation, all statutes, rules and regulations pertaining to the conduct of banking activities except for violations which together with any penalty which results therefrom have not had and will not have a LIBERTY Material Adverse Effect. Neither LIBERTY nor any of its Subsidiaries is in default under, and no event has occurred which, to the best of the knowledge of LIBERTY and its executive officers after due inquiry, is likely to result in the default under the terms of any judgment, decree, order, writ, rule or regulation of any governmental authority or court, whether federal, state or local and whether at law or in equity, in each case when the default has had or is likely to have a LIBERTY Material Adverse Effect.

(i) LIBERTY has not incurred and will not incur any liability for brokerage, finders', agents', or investment bankers' fees or commissions in connection with this Merger Agreement or the transactions contemplated hereby except for fees to Morgan Stanley & Co. Incorporated to be determined in accordance with the terms of that certain engagement letter dated December 12, 1996, which is annexed as an exhibit to the LIBERTY Disclosure Letter.

(j) Except as set forth in the LIBERTY Document List (the "LIBERTY Document List") attached to the LIBERTY Disclosure Letter, neither LIBERTY nor any of its Subsidiaries is a party to or bound by any written or oral (i) employment or consulting contract which is not terminable by LIBERTY or its Subsidiaries on 60 days or less notice, (ii) employee bonus, deferred compensation, pension, stock bonus or purchase, profit-sharing, retirement or stock option plan,
(iii) other employee benefit or welfare plan, or (iv) other executory material agreements as defined by the instructions to Exhibit 10 under Item 601 of SEC Regulation S-K. All such pension, stock bonus, profit-sharing, retirement, health and welfare plans set forth in the LIBERTY Document List are hereinafter referred to collectively as the "Plans." Each of those Plans which purports to be a qualified plan under Section 401(a) of the Internal Revenue Code is so qualified and nothing has occurred, to the knowledge of LIBERTY and its executive officers, whether by action or the failure to act, which could reasonably be expected to result in the loss of such qualification. All of the plans which constitute employee pension benefit plans or employee welfare plans subject to ERISA have been maintained in compliance in all material respects with ERISA. All material notices, reports and other filings required under applicable law to be given or made to or with any governmental agency with respect to the plans have been timely filed or delivered. LIBERTY and its executive officers, after due inquiry, have no knowledge either of any circumstances which would adversely affect the qualification of the plans or their compliance with ERISA, would result or have resulted in liability under Title IV of ERISA or of any unreported "reportable event" (as such term is defined in Section 4043(b) of ERISA) or "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975(c) of the Internal Revenue
Code) which has occurred during the past five years and which could reasonably be expected to result in any material liability of LIBERTY or any Subsidiary to the PBGC, the Department of Treasury, the Department of Labor or any multiemployer plan. Those plans which are defined benefit plans within the meaning of ERISA meet the minimum funding standards set forth in the Internal Revenue Code and ERISA and the assets of such plans equal or exceed the actual present value of accrued benefits under such plans as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation. There are no pending or threatened claims (other than claims for benefits in the ordinary course and pursuant to domestic relations orders), lawsuits or arbitrations which have been asserted or instituted against the plans, any fiduciaries thereof with respect to their duties to the plans or the assets of any of the trusts under any of the plans which could reasonably be expected to result in any material liability of LIBERTY or any of its Subsidiaries to the PBGC, the Department of Treasury, the Department of Labor or any multiemployer plan.

(k) Except where the failure to file would not have a LIBERTY Material Adverse Effect on LIBERTY and its Subsidiaries, LIBERTY and/or its Subsidiaries have duly filed all federal, state, county and local income, franchise, bank, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance, and occupation (sales) and use taxes and those filed on a consolidated, combined or unitary basis) required to have been filed by LIBERTY or its Subsidiaries up to the date hereof. LIBERTY has made available to BANC ONE a copy of its Federal income tax return for the years 1995 and 1994 and agrees to provide a copy of its Federal income tax return for the year 1996 when the same becomes available. All of the foregoing returns are true and correct in all material respects, and LIBERTY and its Subsidiaries have paid or, prior to the Effective Time, will pay all taxes, interest and penalties shown on such returns or reports as being due or (except to the extent the same are contested in good faith and, if material, summarized in the LIBERTY Disclosure Letter) claimed to be due to any federal, state, county, local or other taxing authority, and there is, and at the Effective Time will be, no basis for any additional claim or assessment which might have a LIBERTY Material Adverse Effect, except for those being contested in good faith and summarized in the LIBERTY Disclosure Letter. LIBERTY and its Subsidiaries have paid or made adequate provision in its financial statements or its books and records for all taxes payable in respect of all periods ending on or before the date hereof. LIBERTY and its Subsidiaries have, and at the Effective Time will have, no liability for any taxes, interest or penalties of any nature whatsoever, except for those taxes which may have arisen up to the Effective Time in the ordinary course of business and are properly accrued on the books of LIBERTY as of the Effective Time or are being contested in good faith and have, if material, been summarized in the LIBERTY Disclosure Letter.

(l) LIBERTY has in effect insurance coverage with reputable insurers which in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by bank holding companies comparable in size and operation to LIBERTY.

(m) LIBERTY has not, since September 30, 1996 to the date hereof, (i) sold or issued any corporate debt securities or sold, issued, reissued or increased its shares of its capital stock; (ii) granted any option for the purchase of capital stock other than with respect to existing stock option plans as described in the Benefits Agreement; (iii) declared or set aside or paid any dividend or other distribution in respect of its capital stock, except as permitted pursuant to Section 16(a) hereof or directly or indirectly, purchased, redeemed or otherwise acquired any shares of such stock; (iv) incurred any obligation or liability (absolute or contingent) except obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged or subjected to lien or encumbrance (other than landlord's liens and statutory liens for taxes not yet delinquent and banking transactions conducted in the ordinary course of business) on any of its material assets or properties; (v) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than liabilities included in LIBERTY's financial statements as of September 30, 1996, liabilities incurred since the date thereof in the ordinary course of business and liabilities incurred in carrying out the transactions contemplated by this Merger Agreement; (vi) sold, exchanged or otherwise disposed of any material capital assets; (vii) made any extraordinary officers' salary increase or wage increase, entered into any employment contract with any officer or salaried employee or instituted any employee welfare, bonus, stock option, profit-sharing, retirement or similar plan or arrangement; (viii) suffered any damage, destruction or loss, whether or not covered by insurance, that has had a LIBERTY Material Adverse Effect or waived any rights of value which, in the aggregate, have had a LIBERTY Material Adverse Effect; (ix) entered or agreed to enter into any agreement or arrangement granting any preferential right to purchase any of its material assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such material assets, properties or rights; or (x) entered into any other material transaction (other than in the ordinary course of business) except as expressly contemplated by this Merger Agreement.

(n) LIBERTY has annexed to the LIBERTY Disclosure Letter a loan schedule identifying certain loan agreements, notes and borrowing arrangements (the "LIBERTY Loan Schedule") between its Subsidiaries and borrowers of its Subsidiaries. Except as specifically noted on the LIBERTY Loan Schedule, no Subsidiary was, as of November 30, 1996, a party to any written or oral (i) loan agreement, note or borrowing arrangement, other than credit card loans and other loans the unpaid balance of which does not exceed $100,000 per loan, under the terms of which the obligor is over 60 days delinquent in payment of principal or interest or, to the best of LIBERTY's knowledge, in default of any other provision as of the dates shown thereon; (ii) loan agreement, note or borrowing arrangement which has been classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by LIBERTY, a Subsidiary or banking regulator; (iii) loan agreement, note, or borrowing arrangement, including any loan guaranty, with any director, executive officer or ten percent shareholder of LIBERTY or, to the actual knowledge of LIBERTY and its executive officers after due inquiry, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or, (iv) to the best of the knowledge of LIBERTY and its executive officers after due inquiry, loan agreement, note or borrowing arrangement in violation of any law, regulation or rule of any governmental authority and which violation could, to the best of the knowledge of LIBERTY and its executive officers after due inquiry, have a LIBERTY Material Adverse Effect.

(o) None of the information provided by LIBERTY to BANC ONE for inclusion in the Proxy Statement or related registration statement or any amendment or supplement thereto (to the extent so included as so provided) shall contain (in the case of information relating to the Proxy Statement, at the time it is mailed and in the case of information relating to the registration statement, at the time it becomes effective) any untrue statement of a material fact or shall omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.
 The Proxy Statement that is filed with the SEC in connection with the meeting of the shareholders of LIBERTY will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

(p) Neither LIBERTY nor any Subsidiary is, as of the date hereof, a party to any material contract and/or any material credit agreement as obligor, maker, issuer or guarantor and which contract or agreement contains covenants which make the acquisition of LIBERTY or any Subsidiary by or merger with another entity a condition of default or acceleration.

(q) Attached hereto as Exhibit A is LIBERTY's Subsidiaries List which sets forth the complete legal name of each Subsidiary, a designation of the laws under which each Subsidiary is incorporated and the activities conducted by each Subsidiary. Except as set forth in Exhibit A, LIBERTY has no subsidiaries. Each of the Subsidiaries is a corporation, limited liability company or similar entity duly organized and validly existing in good standing under the laws of the United States or the state of its incorporation or organization and has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the businesses and activities now conducted by it and is duly qualified to do business and is in good standing in all jurisdictions where the failure to so qualify (together with all such failures) would have a LIBERTY Material Adverse Effect. Except as may be set forth in Exhibit A, LIBERTY and/or one or more of its Subsidiaries owns beneficially and of record all the outstanding shares of capital stock of each Subsidiary, which stock is fully paid and non-assessable (except as provided in 12 U.S.C. [section] 55 and similar state laws). Neither LIBERTY nor any of its Subsidiaries is a party to any partnership or joint venture or owns more than 5% of the equity or voting interest in any entity or enterprise except as may be set forth and described in the LIBERTY Disclosure Letter.

(r) No employee of LIBERTY or any of its Subsidiaries is represented, for purposes of collective bargaining, by a labor organization of any type. LIBERTY is unaware of any efforts during the past five years to unionize or organize any employees of LIBERTY or any of its Subsidiaries, and no claim related to such employees under the Fair Labor Standards Act, National Labor Relations Act, Civil Rights Act of 1964, Walsh-Healy Act, Davis Bacon Act, Civil Rights Act of 1866, Age Discrimination in Employment Act, Equal Pay Act of 1963, Executive Order No. 11246, Federal Unemployment Tax Act, Vietnam Era Veterans Readjustment Act, Occupational Safety and Health Act, or any state or local employment related law, order, ordinance or regulation, no unfair labor practice, discrimination or wage-and-hour claim is pending or, to the best of the knowledge of LIBERTY and its executive officers after due inquiry, threatened against LIBERTY or its Subsidiaries, which claim has had or is reasonably likely to have a LIBERTY Material Adverse Effect.

(s) To the actual knowledge of LIBERTY and its executive officers: (i) with respect to any Contaminant, there are no material actions, proceedings or investigations pending or threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging non-compliance with or liability in connection with, by LIBERTY or any Subsidiary, CERCLA or any other Environmental Laws; (ii) neither LIBERTY nor any Subsidiary is responsible in any material respect under any Environmental Law for any Release by any person at or in the vicinity of any real property of any Contaminant, including without limitation by spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such Contaminant into the environment; (iii) neither LIBERTY nor any Subsidiary is responsible for any material costs of any response action required by virtue of any Release of any Contaminant into the environment including, without limitation, costs arising from investigation, removal or remediation of Contaminants, security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body or any other person; (iv) LIBERTY and each Subsidiary is, in all material respects, in compliance with all applicable Environmental Laws; and (v) no real property owned or used by LIBERTY or any Subsidiary contains any Contaminant including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which (a) is reasonably likely to require remediation or other corrective action pursuant to any Environmental Law in any material respect, or (b) otherwise would pose any significant health or safety risk unless remedial measures were taken.

(t) LIBERTY and/or the Subsidiaries (i) have surveyed the facilities where LIBERTY and the Subsidiaries conduct their business including, without limitation, ATMs (collectively, the "LIBERTY Facilities") for compliance with ADA; (ii) have developed action plans to remove architectural barriers including communication barriers that are structural in nature from existing LIBERTY Facilities (collectively, the "LIBERTY Barriers") when such removal is "readily achievable," as that term is defined in ADA; (iii) have finalized plans for ATMs in conformance with the Joint Final Rule of the ATBCB and the Department of Transportation, effective August 16, 1993; (iv) have developed or will develop schedules for LIBERTY Barrier removal from LIBERTY Facilities in such action plans so that LIBERTY Barrier removal was complete on January 26, 1992 or will be completed as soon as practicable thereafter; and (v) have removed all LIBERTY Barriers in LIBERTY Facilities or will cause all LIBERTY Barriers to be removed in accordance with such action plans. All "alterations" (as such term is defined in ADA) to LIBERTY Facilities undertaken after January 26, 1992 comply with ADA and the ADAAG. Effective January 26, 1992, all plans and designs for new construction to be utilized by LIBERTY and the Subsidiaries comply with ADA and ADAAG. To the best of the knowledge of LIBERTY and its executive officers after due inquiry, no investigations, proceedings, or complaints, formal or informal, are pending or threatened against LIBERTY and/or the Subsidiaries in connection with LIBERTY Facilities under ADA, ADAAG, or any other state or federal law concerning accessibility for individuals with disabilities.

(u) The statements made in the LIBERTY Disclosure Letter and any attachments thereto shall be deemed to constitute representations and warranties of LIBERTY under this Merger Agreement to the same extent as if herein set forth in full. Anything disclosed in the LIBERTY Disclosure Letter or the attachments thereto shall be considered to have been disclosed for purposes of all representations, warranties and covenants under this Merger Agreement.

16. Action by LIBERTY Pending Effective Time. LIBERTY agrees that from the date of this Merger Agreement until the earlier of the Effective Time or the time that this Merger Agreement is terminated, except as stated in LIBERTY's Disclosure Letter or except with prior written permission of BANC ONE, which, in any case covered by Section 16(d) hereof, shall not be unreasonably withheld:

(a) Beginning with the fourth quarter of 1996 and for each succeeding calendar quarter thereafter prior to the calendar quarter in which the Effective Time shall occur, LIBERTY

(i) will not declare or pay any dividends or make any distributions on shares of LIBERTY Common, except cash dividends of (A) $ 0.25 per share for the fourth quarter of 1996 and (B) of not more than $0.30 per share for each quarter subsequent to the fourth quarter of 1996; and

(ii) except as hereinbelow provided, will not declare or pay any dividends or make any distributions in any amount on LIBERTY Common in the quarter in which the Effective Time shall occur and in which the shareholders of LIBERTY Common are entitled to receive regular quarterly dividends on the shares of BANC ONE Common into which the shares of LIBERTY Common have been converted.
It is the intent of this part (ii) to provide that the holders of LIBERTY Common will receive either the payment of cash dividends on their shares of LIBERTY Common or the payment of cash dividends as the holders of shares of BANC ONE Common received in exchange for the shares of LIBERTY Common for the calendar quarter during which the Effective Time shall occur, but will not receive and will not become entitled to receive for the same calendar quarter both the payment of a cash dividend as shareholders of LIBERTY and the payment of a cash dividend as the holders of the shares of BANC ONE Common received in exchange for the shares of LIBERTY Common. In the event that LIBERTY does not declare and pay cash dividends on its LIBERTY Common in a particular calendar quarter because of LIBERTY's reasonable expectation that the Effective Time would occur in said calendar quarter and the Effective Time does not in fact occur effective in said calendar quarter, then, as a result thereof, LIBERTY shall be entitled to declare and pay a cash dividend (within the limitations of this Section 16) on said shares of LIBERTY Common for said calendar quarter as soon as reasonably practicable.

The declaration of any dividends within the limitations of this paragraph shall remain within the discretion of the Board of Directors of LIBERTY.

(b) LIBERTY will not issue, sell or grant any warrant, option, phantom stock option, stock appreciation right or commitment of any kind for or related to or acquire for value any shares of its capital stock or otherwise effect any change in connection with its equity capitalization except as related to (i) the outstanding stock options which have been granted related to the purchase of not more than 615,705 shares of LIBERTY Common pursuant to the LIBERTY Option Plans, (ii) the outstanding stock option which has been granted related to the purchase of not more than 289,694 shares of LIBERTY Common pursuant to the Henke Option, and (iii) the option to be granted to BANC ONE pursuant to
Section 21 of this Merger Agreement.

(c) Except as otherwise set forth in or contemplated by this Merger Agreement, LIBERTY will carry on its businesses in substantially the same manner as heretofore, keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it and use its reasonable best efforts to maintain and preserve its business organization intact.

(d) Neither LIBERTY nor any Subsidiary will (i) enter into any new line of business or incur or agree to incur any obligation or liability except liabilities and obligations (including corporate debt issuances) incurred in the ordinary course of business, except as may be directed by any regulatory agency; (ii) except as may be directed by any regulatory agency, change its or its Subsidiaries' lending, investment, liability management and other material banking policies in any material respect; (iii) except in the ordinary course of business and consistent with prior practice, grant any general or uniform increase in the rates of pay of employees; (iv) establish any new employee benefit plan or amend any existing plan (except as required by law) so as to increase by any significant amount the benefits payable thereunder; (v) incur or commit to any capital expenditures other than in the ordinary course of business (which will in no event include the establishment of new branches or any other facilities or any capital expenditures in excess of $75,000 for any individual project for any purpose); or (vi) merge into, consolidate with or permit any other corporation to be merged or consolidated with it or any Subsidiary or acquire outside of the ordinary course of business part of or all the assets or stock of any other corporation or person.

(e) LIBERTY will not change its or its Subsidiaries' methods of accounting in effect at December 31, 1995, except as required by changes in generally accepted accounting principles as concurred in by Arthur Andersen LLP or change any of its methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of LIBERTY's Federal income tax returns for the taxable years ending December 31, 1995 and 1994, except as required by changes in law or regulation.

(f) To the extent permitted by law, LIBERTY will afford BANC ONE, its officers and other authorized representatives, such access to all books, records, bank examination reports, tax returns, leases, contracts and documents of LIBERTY and its Subsidiaries and will furnish to BANC ONE such information with respect to the assets and business of LIBERTY and its Subsidiaries as BANC ONE may from time to time reasonably request in connection with this Merger Agreement and the transactions contemplated hereby.

(g) LIBERTY will promptly advise BANC ONE in writing of all material corporate actions taken by the directors and shareholders of LIBERTY, furnish BANC ONE with copies of all monthly and other interim financial statements of LIBERTY as they become available, and keep BANC ONE fully informed concerning all trends and developments which in the opinion of LIBERTY may have a LIBERTY Material Adverse Effect.

(h) LIBERTY, its Subsidiaries and their respective officers, directors and employees will not contract for or acquire, at the expense of LIBERTY or any of its Subsidiaries, a policy or policies providing for insurance coverage for directors, officers and/or employees of LIBERTY and/or its Subsidiaries for any period subsequent to the Effective Time for events occurring before or after the Effective Time; provided, however, that LIBERTY may renew, extend or replace existing policies in the ordinary course consistent with past practices for periods of not greater than one year.

17. Action by BANC ONE Pending Effective Time. BANC ONE agrees that from the date of this Agreement until the Effective Time, except with prior written permission of LIBERTY:

(a) BANC ONE will not adopt or implement any amendment to its Articles of Incorporation or any plan of consolidation, merger or reorganization which would affect in any manner the terms and provisions of the shares of BANC ONE Common or the rights of the holders of such shares or reclassify any of the BANC ONE Common.

(b) Except as otherwise set forth in or contemplated by this Merger Agreement, BANC ONE will carry on its businesses in substantially the same manner as heretofore, keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it and use its reasonable best efforts to maintain and preserve its business organization intact.

(c) BANC ONE will not change its methods of accounting in effect at December 31, 1995, except as required by changes in generally accepted accounting principles as concurred in with Coopers & Lybrand, its independent auditors, or change any of its methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns of BANC ONE for the taxable years ending December 31, 1995 and 1994, except as required by changes in law or regulation.

(d) To the extent permitted by law, BANC ONE will afford LIBERTY, its officers and other authorized representatives, such access to all books, records, bank examination reports, tax returns, leases, contracts and documents of BANC ONE and its subsidiaries and will furnish to LIBERTY such information with respect to the assets, earnings and business of BANC ONE and its subsidiaries as LIBERTY may from time to time reasonably request in connection with this Merger Agreement and the transactions contemplated hereby.

(e) BANC ONE will not, and will cause its subsidiaries not to, make or agree to make any acquisition, or take any other action, that adversely affects its ability or the ability of BANC ONE OKLAHOMA to consummate the transactions contemplated by this Merger Agreement.

18. Conditions to Obligations of BANC ONE and BANC ONE OKLAHOMA. The obligations of BANC ONE and BANC ONE OKLAHOMA to effect the Merger are subject, unless waived by BANC ONE, to the satisfaction of the following conditions on or prior to the Effective Time:

(a) There shall not have been any change in the consolidated financial condition, aggregate net assets, shareholders' equity, business or operating results of LIBERTY and its Subsidiaries, taken as a whole, from September 30, 1996 to the Effective Time that has had a LIBERTY Material Adverse Effect.

(b) LIBERTY shall not have paid cash dividends from October 1, 1996 to the Effective Time except as permitted under this Merger Agreement.

(c) All representations by LIBERTY contained in this Merger Agreement shall be true at, or as of, the Effective Time as though such representations were made at and as of said date, except for (i) changes contemplated by the Merger Agreement, (ii) representations as of a specified time other than the Effective Time, which shall be true at such specified time (provided, however, that the representation of LIBERTY contained in Section 15(e) shall be true in all material respects as applied to the Balance Sheet of LIBERTY included in the most recently available quarterly or annual report to LIBERTY shareholders and/or LIBERTY's most recently filed report to the SEC on Form 10-Q or Form 10-K prior to the Effective Time and the allowance for possible loan losses included therein, as though each reference to "September 30, 1996" in such Section were a reference to the last day of the calendar quarter of such report or form), and (iii) inaccuracies or breaches which do not, individually or in the aggregate, have a LIBERTY Material Adverse Effect.

(d) BANC ONE shall have received the opinion of legal counsel for LIBERTY, dated as of the Effective Time, substantially to the effect set forth in Exhibit C hereto, together with a copy of the Certificate of Incorporation, as amended, of LIBERTY certified by the Secretary of State of Oklahoma and Certificates of Good Standing dated as of a date not more than 20 days prior to the Effective Time from the Secretary of State of the State of Oklahoma or the OCC, as appropriate, for each Bank.

(e) LIBERTY shall have fulfilled and satisfied, in all material respects, all agreements and conditions required by this Merger Agreement to be fulfilled and satisfied by it at or prior to the Effective Time.

(f) As of the close of the most recent calendar quarter (or if the Effective Time shall occur within 20 days following the close of a calendar quarter, then as of the next preceding calendar quarter) cumulative earnings per share on LIBERTY Common reported by LIBERTY for calendar quarters beginning with the fourth quarter of 1996 through the quarter in which the Effective Time shall occur shall be greater than or equal to the amount calculated by multiplying (x) $0.55 by (y) the number of full calendar quarters which have passed since September 30, 1996 and for which earnings of LIBERTY Common have been reported as of such date, times (z) 0.9. After consultation with BANC ONE, LIBERTY may effect the sales of certain of LIBERTY's securities, which sales may result in losses. As used in this Section "reported" means reported on LIBERTY's financial statements prepared in accordance with generally accepted accounting principles applied on a basis consistent with LIBERTY's financial statements for the years ended December 31, 1995 and 1994, as included in LIBERTY's reports to the SEC on Forms 10-K or LIBERTY's annual reports to shareholders subject to any subsequent adjustments required to be reported whether or not such adjustments have, as yet, been reported with the following adjustments, if any, net of related income tax savings and costs, which were reflected in net income for the relevant period(s) added back into or deducted from net income for the applicable period: (i) outside legal, investment banking, accounting and other fees and expenses associated with or resulting from the Merger, including severance and compensation costs disclosed in the LIBERTY Disclosure Letter; (ii) gains or losses on sales of assets outside of the ordinary course of business; (iii) losses on sales of securities sold after consultation with BANC ONE pursuant to this Section 18(g); (iv) any other expenses upon which BANC ONE and LIBERTY shall mutually agree; and (v) the effect of any changes in accounting principles required to be adopted by LIBERTY by any regulatory authority or under generally accepted accounting principles.

(g) The total number of shares of LIBERTY Common issued and outstanding (not including treasury shares held by LIBERTY), including the total number of shares of LIBERTY Common related to outstanding and unexercised options related to LIBERTY Common, including options under the LIBERTY Option Plan and the Henke Option, but not including the option to BANC ONE provided for in Section 21 of this Merger Agreement, shall not be more than 10,350,474 shares.

(h) LIBERTY shall have furnished BANC ONE certificates, signed on its behalf by its Chairman or President and its Secretary or an Assistant Secretary and dated as of the Effective Time, certifying as to the form of and adoption of resolutions of its Board and shareholders approving the Merger Agreement and the Merger, respectively, and to the effect that the conditions described in Paragraphs (a), (b), (c), (f), and (g), of this Section 18 have been fully satisfied.

19. Conditions to Obligations of LIBERTY. The obligations of LIBERTY to effect the Merger are subject, unless waived by LIBERTY, to the satisfaction on or prior to the Effective Time of the following conditions:

(a) There shall not have been any change in the consolidated financial condition, aggregate net assets, shareholders' equity, business, or operating results of BANC ONE and its subsidiaries, taken as a whole, from September 30, 1996 to the Effective Time that has had a BANC ONE Material Adverse Effect.

(b) All representations by BANC ONE and BANC ONE OKLAHOMA contained in this Merger Agreement shall be true at, or as of, the Effective Time as though such representations were made at and as of said date, except for changes (i) contemplated by this Merger Agreement, (ii) representations as of a specified time other than the Effective Time, which shall be true in all material respects at such specified time (provided, however, that the representation of BANC ONE contained in Section 13(e) shall be true in all material respects as applied to the Balance Sheet of BANC ONE included in the most recently available quarterly or annual report to BANC ONE's shareholders and/or BANC ONE's most recently filed report to the SEC on Form 10-Q or Form 10-K prior to the Effective Time and the reserve for possible loan and lease losses included therein, as though each reference to "September 30, 1996" in such Section were a reference to the last day of the calendar quarter of such report or form), and (iii) inaccuracies or breaches which do not, individually or in the aggregate, have a BANC ONE Material Adverse Effect.

(c) LIBERTY shall have received the opinion of counsel for BANC ONE and BANC ONE OKLAHOMA, (i) on and dated the date on which the registration statement described in Section 10(d) of this Merger Agreement shall have become effective as described in Section 20(b) of this Merger Agreement substantially to the effect of paragraphs numbered 5, 6 and 7 of Exhibit D hereto and (ii) on and dated as of the Effective Time substantially to the effect set forth in Exhibit D hereto, together with a copy of the Articles of Incorporation of BANC ONE certified by the Secretary of State of the State of Ohio and a copy of the Certificate of Incorporation of BANC ONE OKLAHOMA certified by the Secretary of State of the State of Oklahoma and, as LIBERTY shall reasonably require, Certificates of Good Standing of BANC ONE and BANC ONE OKLAHOMA dated as of a date not more than 20 days prior to the day of the Effective Time from the Secretary of State of the State of Ohio or Secretary of State of the State of Oklahoma, as applicable, and copies of the Regulations of BANC ONE and By-laws of BANC ONE OKLAHOMA

(d) BANC ONE and BANC ONE OKLAHOMA shall have fulfilled and satisfied, in all material respects, all agreements and conditions required by this Merger Agreement to be fulfilled and satisfied by it at or prior to the Effective Time.

(e) As of the close of the most recent calendar quarter (or if the Effective Time shall occur within 20 days following the close of a calendar quarter, then as of the close of the next preceding calendar quarter) cumulative earnings per share of BANC ONE Common reported by BANC ONE for calendar quarters beginning with the fourth quarter of 1996 through the quarter in which the Effective Time shall occur shall be greater than or equal to the amount calculated by multiplying (x) $0.81 by (y) the number of full calendar quarters which have passed since September 30, 1996 and for which earnings per share of BANC ONE Common have been reported as of such date, times (z) 0.9. As used in this Section, "reported" means reported on BANC ONE's financial statements prepared in accordance with generally accepted accounting principles applied on a basis consistent with BANC ONE's financial statements for the years ended December 31, 1995 and 1994, as included in BANC ONE's reports to the SEC on Forms 10-K or BANC ONE's annual reports to shareholders subject to any subsequent adjustments required to be reported to the SEC whether or not such adjustments have, as yet, been reported with the effect of any changes in accounting principles required to be adopted by BANC ONE by any regulatory authority or under generally accepted accounting principles, if any, net of related income tax savings and costs, which were reflected in net income for the relevant period(s) added back into or deducted from net income for the relevant period(s).

(f) BANC ONE and BANC ONE OKLAHOMA shall have each furnished LIBERTY a certificate, signed on its behalf by its Chairman, President, Senior Executive Vice President or an Executive Vice President and by its Secretary or Assistant Secretary and dated as of the Effective Time certifying as to the form of and adoption of the resolution of its Board approving the Merger Agreement and the Merger, and to the effect that the conditions described in Paragraphs (a), (b),
(d), and (e) of this Section 19 have been fully satisfied as to it.

(g) The shares of BANC ONE Common to be issued to the holders of LIBERTY Common shall be listed on the NYSE.

(h) LIBERTY shall have received an opinion from Morgan Stanley & Co. Incorporated , dated as of a date not more than five days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the financial consideration to be received by the holders of LIBERTY Common as a result of the Merger is fair to such holders and such opinion shall not have been withdrawn prior to the Effective Time.

20. Conditions to Obligations of All Parties. In addition to the provisions of Sections 18 and 19 hereof, the obligations of BANC ONE and LIBERTY to effect the Merger shall be subject to the satisfaction of the following conditions on or prior to the Effective Time:

(a) The parties hereto shall have received all necessary approvals of governmental agencies and authorities of the transactions contemplated by this Merger Agreement and each of such approvals shall remain in full force and effect at the Effective Time. BANC ONE shall notify LIBERTY promptly upon receipt of all necessary governmental approvals. At the Effective Time, (i) no party hereto shall be subject to any order, decree or injunction of a court or governmental agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger; and (ii) no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits or makes illegal consummation of the Merger.

(b)     The registration statement required to be filed by BANC ONE pursuant to
Section 10(d) of this Merger Agreement shall have become effective by an order of the SEC, the shares of BANC ONE Common to be exchanged in the Merger shall have been qualified or exempted under all applicable state securities laws, and there shall have been no stop order issued and in effect or threatened by the SEC that suspends or would suspend the effectiveness of the registration statement, and no proceeding by the SEC shall have been commenced, pending or overtly threatened for such purpose and the BANC ONE Common to be issued in the Merger will be authorized for trading on the NYSE.

(c) This Merger Agreement shall have been duly approved and adopted by the requisite affirmative vote of the shareholders of LIBERTY and BANC ONE OKLAHOMA.

(d) Wachtell, Lipton, Rosen & Katz shall have issued its written opinion, dated as of the date of the Effective Time, satisfactory to LIBERTY and BANC ONE, respectively, substantially to the effect set forth in clauses (a) through
(e) of Section 12 of this Merger Agreement and there shall exist as of, at or immediately prior to the Effective Time, no facts or circumstances which would render such opinion inapplicable in any respect to the transactions to be consummated hereunder.

(e) The aggregate of (i) the fractional share interests of BANC ONE Common to be paid in cash pursuant to Section 7(c), and (ii) the shares of BANC ONE Common to which holders of LIBERTY Common would have been entitled as of the Effective Time but who, as of the Effective Time, have taken steps to perfect their rights as dissenting shareholders pursuant to the provisions of applicable law, shall not be more than 10% of the maximum aggregate number of shares of BANC ONE Common which could be issued as a result of the Merger.


(f) The registration statement filed by BANC ONE with the SEC registering the shares of BANC ONE Common reserved for issuance pursuant to the exercise of options on BANC ONE Common pursuant to the LIBERTY Option Plan shall have become effective pursuant to rules and regulations of the SEC and shall have been qualified or exempted under all applicable state securities laws, and there shall have been no stop order issued and in effect or threatened by the SEC that suspends or would suspend the effectiveness of such registration and no proceeding by the SEC shall have been commenced, pending or overtly threatened for such purpose.

21.     Option to Purchase

By not later than December 31, 1996, LIBERTY shall grant to BANC ONE an option to purchase shares of LIBERTY Common in substantially the form of Exhibit E and shall execute and deliver to BANC ONE an option agreement in substantially the form of said Exhibit E.

22.     Indemnification.

(a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether formal or informal and whether civil, administrative or criminal, including, without limitation, any such claim, action, suit, proceeding or investigation pursuant to which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee, fiduciary or agent of LIBERTY or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party or a witness, based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Merger Agreement or any of the transactions contemplated hereby (a "Merger Related Event"), whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond to such claim, action, suit, proceedings or investigation.
 With respect to any Merger Related Event, and conditioned upon the Merger becoming effective, BANC ONE shall indemnify, defend and hold harmless, as and to the fullest extent permitted by applicable law, each Indemnified Party against any and all losses, claims, damages, liabilities, costs, expenses (including attorneys' fees and expenses), judgments and fines, and amounts paid in settlement, in connection with any such threatened or actual claim, action, suit, proceedings or investigation; provided, however, that BANC ONE shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld). In the event of any such threatened or actual claim, action, suit, proceedings or investigation (whether asserted or arising before or after the Effective Time), (i) BANC ONE shall pay expenses (including attorney's fees and expenses) in advance of the final disposition of any claim, suit, proceedings or investigation to each Indemnified Party to the fullest extent permitted by applicable law, and (ii) BANC ONE shall use its reasonable best efforts to vigorously defend any such matter; provided, however, that BANC ONE's obligations as herein set forth shall not apply to any losses, claims, damages, liabilities, costs, expenses, judgments, fines and amounts paid in settlement by any Indemnified Party involving the fraud, bad faith and/or reckless disregard of such Indemnified Party or related to any threatened or actual claim, action, suit, proceedings or investigation brought by BANC ONE against any Indemnified Party. Any Indemnified Party wishing to claim indemnification and defense under this
Section 22(a) shall, upon the earlier to occur of (A) receiving actual notice of any such claim, action, suit, proceeding or investigation, (B) otherwise learning of such claim, action, suit, proceeding or investigation or (C) receiving other information which would give a reasonably prudent person reason to believe that such a claim, action, suit, proceeding or investigation had or might be brought, notify BANC ONE thereof as soon as reasonably practicable thereafter. BANC ONE's obligations pursuant to this Section 22(a) are conditioned upon (A) BANC ONE being given the right to control and direct the investigation, defense and/or settlement of each such matter; provided, however, that BANC ONE will endeavor to consult with the Indemnified Party and to take the views of such Indemnified Party into consideration in effecting any settlement, (B) the Indemnified Party having reasonably cooperated with BANC ONE in connection therewith, and (C) the BANC ONE being given prompt written notice of any such claim, action, suit, proceeding or investigation; provided, however, that the failure to so notify shall not affect the obligations of BANC ONE unless BANC ONE is prejudiced thereby.

(b) To the extent not prohibited by applicable law, BANC ONE shall insure that all rights to indemnification and defense and all limitations of liability existing in favor of the Indemnified Parties as provided in LIBERTY's Certificate of Incorporation and By-laws or similar governing documents of any of its Subsidiaries or indemnification agreements, as in effect as of December 1, 1996, or as otherwise provided for or allowed under applicable law as in effect as of the date hereof or as such law is amended at a time prior to the Effective Time, with respect to claims or liabilities arising from facts or events existing or occurring prior to the Effective Time, shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

(c) In connection with any obligation of BANC ONE to indemnify any Indemnified Party pursuant to Section 22(a) or (b), any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth in Section 22(a), above, or under Oklahoma law and the Certificate of Incorporation or By-Laws of LIBERTY shall be made by independent counsel (which shall not be counsel that provides material services to BANC
ONE) selected by BANC ONE and reasonably acceptable to the Indemnified Party; and provided, further, that, in making such determination, BANC ONE shall have the burden to demonstrate that the Indemnified Party's conduct failed to comply with such standard.

(d) From and after the Effective Time, persons who, immediately prior to the Effective Time, served as the directors, officers and employees of LIBERTY and its Subsidiaries, who, following the Effective Time, continue as directors, officers and/or employees of the Surviving Corporation or one of its subsidiaries, shall have indemnification and defense rights having prospective application only, except, however, for the indemnification and defense rights set forth in paragraphs (a), (b) and (c) of this Section 22. These prospective indemnification and defense rights shall consist of (i) such rights to which directors, officers and employees are entitled under the provisions of the Certificate of Incorporation, By-laws or similar governing documents of the Surviving Corporation and its subsidiaries, as applicable, as in effect from time to time after the Effective Time, as applicable, and provisions of applicable law as in effect from time to time after the Effective Time and (ii) those indemnification and defense rights set forth in agreements, if any, between BANC ONE and the directors and executive officers of the Surviving Corporation and its Subsidiaries. Such agreements, if any, which shall be executed as soon as practicable following the Effective Time, shall provide certain indemnification and defense rights that are comparable to those provided to directors, officers and employees of BANC ONE and its subsidiaries generally, but which rights may be greater or lesser than the indemnification and defense rights available in clause (i) above.

(e) The obligations of BANC ONE provided under paragraphs (a), (b) and (c) of this Section 22 are intended to be the joint and several obligations of BANC ONE and the Surviving Corporation and to benefit, and be enforceable against BANC ONE and the Surviving Corporation directly by the Indemnified Parties, and shall be binding on all respective successors and permitted assigns of BANC ONE and the Surviving Corporation.

(f) In the event BANC ONE or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of BANC ONE or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 22.

(g) The provisions of this Section 22 are intended for the benefit of, and shall be enforceable by, each Indemnifed Party and his or her heirs and representatives. BANC ONE shall pay all reasonable costs, including attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this Section 22. The rights of each Indemniftied Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

23. Non-Survival of Representations and Warranties. The respective representations and warranties of LIBERTY, BANC ONE and BANC ONE OKLAHOMA contained in this Merger Agreement shall not survive the Effective Time.

24. Governing Law. This Merger Agreement shall be construed and interpreted according to the applicable laws of the State of Oklahoma.

25. Assignment. This Merger Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Merger Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

26.     Satisfaction of Conditions; Termination.

(a) BANC ONE and BANC ONE OKLAHOMA agree to use their reasonable best efforts to obtain satisfaction of the conditions of this Merger Agreement insofar as they relate to BANC ONE and BANC ONE OKLAHOMA, and LIBERTY agrees to use its reasonable best efforts, subject to the fiduciary duties of the Board of Directors of LIBERTY, to obtain the satisfaction of the conditions of this Merger Agreement insofar as they relate to LIBERTY, in each case as soon as possible.

(b) This Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the shareholders of BANC ONE OKLAHOMA or by LIBERTY's shareholders, upon the occurrence of any of the following by written notice from BANC ONE to LIBERTY (authorized by the Board of Directors or executive officers of BANC ONE), or by written notice from LIBERTY to BANC ONE (authorized by the Board of Directors of LIBERTY), as the case may be:

(i) If any material condition to the obligations of BANC ONE and/or BANC ONE OKLAHOMA set forth in Section 18 or 20 is not substantially satisfied at the time or times contemplated thereby and such condition is not waived by BANC ONE or if any material condition to the obligations of LIBERTY as set forth in
Section 19 or 20 is not substantially satisfied at the time or times contemplated thereby and such condition is not waived by LIBERTY. Each party's right to terminate under this Section 26 (b)(i) shall relate only to conditions to that party's obligations;

(ii) In the event of a material breach by the other of any representation, warranty, condition or agreement contained in this Merger Agreement that is not cured within 30 days of the time that written notice of such breach is received by such other party from the party giving notice; or

(iii) If the Merger shall not have been consummated on or before December 29, 1997.

(c) In the event that BANC ONE's pre-acquisition investigation and review of LIBERTY as described in Section 10(m) of this Merger Agreement discloses matters which BANC ONE in good faith believes to be either (i) inconsistent in any material respect with any of the representations and warranties of LIBERTY contained in this Merger Agreement or (ii), in the reasonable judgment of the Board of Directors of BANC ONE, to be either (x) of such significance as to materially and adversely affect the financial condition or the results of operations of LIBERTY and its Subsidiaries on a consolidated basis or (y) deviate materially and adversely from LIBERTY's financial statements for the nine months ended September 30, 1996, BANC ONE may elect to terminate this Merger Agreement by giving written notice of termination to LIBERTY within seven days of the conclusion of such pre-acquisition investigation.

(d) In the event that LIBERTY's pre-acquisition investigation and review of BANC ONE as described in Section 10(n) of this Merger Agreement discloses matters which LIBERTY in good faith believes to be either (i) inconsistent in any material respect with any of the representations and warranties of BANC ONE contained in this Merger Agreement, or (ii) in the reasonable judgment of the Board of Directors of LIBERTY, to be either (x) of such significance as to materially and adversely affect the financial condition or the results of operations of BANC ONE and its subsidiaries on a consolidated basis or (y) deviate materially and adversely from BANC ONE's financial statements for the nine months ended September 30, 1996, LIBERTY may elect to terminate this Merger Agreement by giving written notice of termination to BANC ONE within seven days of the conclusion of such pre-acquisition investigation.

(e) By LIBERTY if its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date, if either (x) both of the following conditions are satisfied:

(i)     the Average Closing price shall be less than $35.90; and

(ii) (A) the number obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "BANC ONE Ratio") shall be less than (B) the number obtained by dividing the Average Index Price by the Index Price of the Starting Date and subtracting 0.20 from the quotient in this clause (x) (ii)(B) (such number being referred to herein as the "Index Ratio"); or

(y) the Average Closing Price shall be less than $33.656; subject, however, to the following four sentences. If LIBERTY elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to BANC ONE which notice shall specify which of the clauses (x) or (y) is is applicable (or if both would be applicable, which clause is being invoked); provided that such notice or election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, BANC ONE shall have the option in the case of a failure to satisfy the condition in clause (x), of adjusting the Exchange Rate to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of $35.90 and the Exchange Rate (as then in effect) and the denominator of which is the Average Closing Price, and (ii) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the Index Ratio multiplied by the Exchange Rate (as then in effect) and the denominator of which is the ACQUIRED COMPANY Ratio. During such five-day period, BANC ONE shall have the option, in the case of a failure to satisfy the condition in clause (y), to elect to increase the Exchange Rate to equal a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of $33.656 and the Exchange Rate (as then in effect) and the denominator of which is the Average Closing Price. If BANC ONE makes an election contemplated by either of the two preceding sentences within such five-day period, it shall give prompt written notice to LIBERTY of such election and the revised Exchange Rate, whereupon no termination shall have occurred pursuant to this Section 26(e) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Rate shall have been so modified), and any references in this Agreement to "Exchange Rate" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 26(e).

For purposes of this Section 26(e), the following terms shall have the meanings indicated:

"Average Closing Price" means the average of the daily last sale prices of BANC ONE Common stock as reported on the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the ten consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

"Average Index Price" means the average of the Index Prices for the ten consecutive full NYSE trading days ending at the close of trading on the Determination Date.

"Determination Date" means the date on which the approval of the Board required for consummation of the Merger shall be received.

"Index Group" means the group of each of the 14 bank holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market
capitalization.   In the event that the common stock of any such company ceases to be publicly traded or such an announcement is made, such company will be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price.

The 14 bank holding companies and the weights attributed to them are as follows:

Bank Holding Company                                    Weighting
Citicorp                                                  17.2%
Chase Manhattan Corp.                                     13.9
BankAmerica Corporation                                   12.6
Wells Fargo & Company                                      8.9
First Union Corporation                                    7.0
First Chicago/NBD Corp.                                    6.0
Norwest Corporation                                        5.8
Fleet Financial Group, Inc.                                4.7
Bank of New York Company, Inc.                             4.7
PNC Bank Corp.                                             4.5
KeyCorp                                                    4.1
SunTrust Banks, Inc.                                       3.9
Wachovia Corporation                                       3.4
Mellon Bank Corporation                                    3.3
          Total                                          100.0%

 "Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices on such date of the companies composing the Index Group.

"Starting Date" means the last full day on which the NYSE was open for trading prior to the execution of this Agreement.

"Starting Price" shall mean the last sale price per share of BANC ONE Common Stock on the Starting Date, as reported by the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source.)

If any company belonging to the Index Group or BANC ONE declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or BANC ONE shall be appropriately adjusted for the purposes of applying this Section 26(e).

(f) This Merger Agreement may be terminated and abandoned (whether before or after approval of the Merger by the shareholders of BANC ONE OKLAHOMA or by LIBERTY's shareholders) by mutual written consent of LIBERTY, BANC ONE OKLAHOMA and BANC ONE authorized by the respective Boards of Directors of LIBERTY and BANC ONE OKLAHOMA and by the Board of Directors or executive officers of BANC ONE.

(g) In the event of termination of this Merger Agreement (i) caused otherwise than by a willful breach of this Merger Agreement by any of the parties hereto or (ii) pursuant to Section 26(c), (d) or (e), (A) this Merger Agreement shall cease and terminate, the acquisition of LIBERTY as provided herein shall not be consummated, and none of BANC ONE, BANC ONE OKLAHOMA nor LIBERTY shall have any liability to any other party under this Merger Agreement of any nature whatever, except for BANC ONE's obligations related to the printing of the proxy solicitation materials, including any liability for damages, and (B) BANC ONE, BANC ONE OKLAHOMA and LIBERTY each shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Merger Agreement, the respective shareholders' meetings and actions of the parties and all other acts incidental to, contemplated by or in pursuance of the transactions contemplated by this Merger Agreement, including fees and expenses of their respective counsel, accountants and other experts and advisors. The duties of the parties with respect to confidential information as set forth in Section 10(f) shall survive any termination of this Merger Agreement.

(h) If termination of this Merger Agreement shall be judicially determined to have been caused by willful breach of this Merger Agreement, then, in addition to other remedies at law or equity for breach of this Merger Agreement, the party so found to have willfully breached this Merger Agreement shall indemnify the other parties for their respective costs, fees and expenses of their counsel, accountants and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Merger Agreement and related documentation and their shareholders' meetings and consents.

27. Waivers; Amendments. Any of the provisions of this Merger Agreement may be waived in writing at any time by the party which is, or the shareholders of which are, entitled to the benefit thereof, provided, however, such waiver, if material to LIBERTY or its shareholders, may be made only following due authorization by the Board of Directors of LIBERTY. This Merger Agreement may be amended or modified in whole or in part by an agreement in writing executed in the same manner (but not necessarily by the same persons) as this Merger Agreement and which makes reference to this Merger Agreement; provided, however, such amendment or modification may be made only following due authorization by the respective Boards of Directors of LIBERTY and BANC ONE OKLAHOMA and by the Board of Directors or the executive officers of BANC ONE; provided, further, however, that after a favorable vote by the shareholders of LIBERTY any such action shall be taken by LIBERTY only if, in the opinion of its Board of Directors, such amendment or modification will not have any material adverse effect on the benefits intended under this Merger Agreement for the shareholders of LIBERTY, and will not require resolicitation of any proxies from such shareholders.

 28. Entire Agreement. Subject to the exceptions noted in the next following sentence, this Merger Agreement supersedes any other agreement, whether written or oral, that may have been made or entered into by LIBERTY, BANC ONE OKLAHOMA and/or BANC ONE or by any officer or officers of such parties relating to the acquisition of the business or the capital stock of LIBERTY and/or its Subsidiaries by BANC ONE or BANC ONE OKLAHOMA. Except for the BANC ONE Disclosure Letter and any attachments thereto, the LIBERTY Disclosure Letter and any attachments thereto, the Confidentiality Agreement, and the Benefits Agreement, this Merger Agreement and the exhibits hereto constitute the entire agreement by the parties, and there are no agreements or commitments except as set forth herein and therein.

29. Captions; Counterparts. The captions in this Merger Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Merger Agreement. This Merger Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

30. Notices. All notices and other communications hereunder may be made by mail, hand-delivery or by courier service. If notices and other communications are made by nationally recognized overnight courier service for overnight delivery, such notice shall be deemed to have been given one business day after being forwarded to such a nationally recognized overnight courier service for overnight delivery. All notices and other communications hereunder given to any party shall be communicated to the remaining party to this Merger Agreement by mail or by hand-delivery in the same manner as herein provided.

(a) If to BANC ONE, to:
          BANC ONE CORPORATION
          Attention of:  Chief Executive Officer
          100 East Broad Street
          Columbus, Ohio   43271

    With a copy to:
          BANC ONE CORPORATION
          Attention of: Steven A. Bennett
                        General Counsel
          100 East Broad Street
          Columbus, Ohio   43271
(b) If to LIBERTY, to:
          Liberty Bancorp, Inc.
          Attention of:   Charles E. Nelson
                          Chairman and Chief Executive Officer
          100 North Broadway
          Oklahoma City, Oklahoma    73102

    With a copies to:
          Wachtell, Lipton, Rosen & Katz
          Attention of:   Samuel Herlihy
          51 West 52nd Street
          New York, New York   10019

    and to:
          Crowe & Dunlevy
          Attention of: Michael M. Stewart
          1800 Mid-America Tower
          20 North Broadway
          Oklahoma City, Oklahoma   73102

(c) If to BANC ONE OKLAHOMA, to:
          Banc One Oklahoma Corporation
          Attention of:  William P. Boardman
          100 East Broad Street
          Columbus, Ohio   43271

IN WITNESS WHEREOF, this Merger Agreement has been executed the day and year first above written.


                                                 BANC ONE CORPORATION
ATTEST:

/s/ Charles F. Andrews                      By:  /s/ Wiliam P. Boardman
------------------------                         ------------------------
Assistant Secretary                         William P. Boardman
                                            its Senior Executive Vice President


                                                 Liberty Bancorp, Inc.
ATTEST:

/s/ Kenneth Brown                           By:  /s/ Charles E. Nelson
------------------------                         ------------------------
Secretary                                   Charles E. Nelson
                                            its Chairman of the Board and
                                               Chief Executive Officer


                                                 Banc One Oklahoma Corporation
ATTEST:

/s/ Charles F. Andrews                      By:  /s/ Wiliam P. Boardman
------------------------                         ------------------------
Assistant Secretary                              William P. Boardman
                                                 its Vice President




                                   EXHIBIT A
                                  Subsidiaries

                  Direct Subsidiaries of Liberty Bancorp, Inc.

Jurisdiction of
Name                                    Incorporation           Business
-------------------------------------------------------------------------------

Liberty Bank and Trust Company of        National Bank      Bank
  Oklahoma City, N.A.

Liberty Bank and Trust Company of        National Bank      Bank
  Tulsa, N.A.

Liberty Real Estate Company              Oklahoma           Ownership of Bank
                                                              Premises

Mid-America Credit Life Assurance        Oklahoma           Credit Insurance
  Company                                                     Underwriting

Mid-America Insurance Agency, Inc.       Oklahoma           Credit Insurance
Agent

Liberty Trust Company                    Oklahoma           State Chartered
                                                              Trust Company
Liberty Financial Corporation            Delaware           Inactive

Liberty Trust Company of Texas           Texas              Proposed Texas
                                                              Trust Company
                                                              (In Organization)



    Subsidiaries of Liberty Bank and Trust Company of Oklahoma City, N.A.

Jurisdiction of
Name                                    Incorporation           Business
-------------------------------------------------------------------------------

Liberty Mortgage Company                 Delaware           Mortgage Origin-
                                                              ation and
                                                              Servicing

Liberty Property Management Company      Oklahoma           Property Management
                                                              for Bank Premises

Lexco Petroleum, Inc.                    Oklahoma           Holding Title as
                                                              Nominee for DPC
                                                              Assets



                 Subsidiaries of Liberty Mortgage Company

Jurisdiction of
Name                                    Incorporation           Business
-------------------------------------------------------------------------------

Liberty Mortgage Company of New Mexico   New Mexico         Mortgage Origin-
                                                              ation and
                                                              Servicing




                                                                      EXHIBIT B



                    (FORM OF UNDERTAKING BY AFFILIATES)





                          UNDERTAKING OF AFFILIATE


                             __________, 1997




In consideration and anticipation of the receipt by the undersigned of Common Stock of BANC ONE CORPORATION ("BANC ONE") upon consummation of a proposed merger (the "Merger") of Liberty Bancorp, Inc. ("LIBERTY") and Banc One Oklahoma Corporation , a subsidiary of BANC ONE, pursuant to the terms of a
certain Merger Agreement dated as of                 , 1996, (the "Merger
Agreement"), and in view of the fact that the undersigned has, pursuant to the Merger Agreement, been identified as a possible "affiliate" of LIBERTY within the meaning of Rules 144 and 145 ("Rule 144" and "Rule 145," respectively), as amended, of the General Rules and Regulations under the Securities Act of 1933, as amended (the "1933 Act"), the undersigned (the "Affiliate") represents and undertakes as follows:

The Affiliate shall not offer, sell or otherwise dispose of or transfer any of the shares of the Common Stock of BANC ONE to be received by him upon consummation of the Merger, including shares of BANC ONE Common Stock acquired by the Affiliate within the two year period following the Merger as a result of the Affiliate's exercise of options on BANC ONE Common Stock acquired in substitution for unexercised options on LIBERTY Common Stock, (the "Shares"), except the Affiliate may offer, sell or transfer the Shares (1) in a manner and to the extent permitted by the applicable provisions of Rule 145, (2) pursuant to an effective registration statement relating to the Shares under the 1933 Act, or (3) in a transaction which, in the opinion of counsel for the Affiliate or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission, in each case reasonably satisfactory in form and substance to BANC ONE, is exempt from the registration requirements of the 1933 Act.

BANC ONE's transfer agents may be given appropriate instructions prohibiting transfer of the Shares unless these provisions are complied with and the certificate(s) for the Shares may bear a restrictive legend in substantially the following form:

The shares represented by this certificate have been issued to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "1933 Act") applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) a registration statement then in effect under the 1933 Act, (ii) a transaction permitted by Rule 145 as to which the issuer has received evidence of compliance with the provisions of said Rule 145 reasonably satisfactory to it or (iii) a transaction which, in the opinion of counsel for the Affiliate or as described in a 'no action' or interpretive letter from the staff of the Securities and Exchange Commission, in each case reasonably satisfactory in form and substance to the issuer, is exempt from the registration requirements of the 1933 Act. The restrictions of this paragraph shall become null and void and this paragraph shall have no effect on and after
                                       , 1999.

The undersigned undertakes to take such action as shall be necessary to cause the Shares to be received by the undersigned to be registered in a manner that will allow for the placement of a restrictive legend on the certificate(s) representing such Shares.

I hereby acknowledge that pursuant to the provisions of Rules 144 and 145 certain other persons or entities related to me are, or may be, subject to the foregoing restrictions on the resale of BANC ONE Common Stock received by them pursuant to the Merger, which persons include (i) any of my relatives or my spouse, or any relative of my spouse, who has the same home as me; (ii) any trust or estate in which I or any of the persons specified in the preceding clause collectively own ten percent (10%) or more of the total beneficial interest, or of which I or any of such persons serve as trustee, executor, or in any similar capacity; and (iii) any corporation or other organization (other than BANC ONE or any of its affiliates) in which I or any of the persons specified above are the beneficial owners, collectively, of ten percent (10%) or more of the equity interest therein. I hereby further acknowledge that I have advised any and all of such persons that they are, or may be, subject to the provisions of said Rules 144 and 145, and I hereby represent that I will use my reasonable best efforts to ensure that such persons comply with the provisions of this letter and Rules 144 and 145, as applicable, upon the resale of any Common Stock of BANC ONE.

IN WITNESS WHEREOF, the Affiliate has made this undertaking as of the day and year first above written.



(OPINION OF COUNSEL FOR LIBERTY)                                      EXHIBIT C



__________________, 1997


BANC ONE CORPORATION
100 East Broad Street
Columbus, Ohio 43271


Gentlemen:

We are counsel to Liberty Bancorp, Inc., an Oklahoma corporation and a registered bank holding company ("LIBERTY"), and have acted as counsel for LIBERTY in connection with the merger (the "Merger") of LIBERTY with and into Banc One Oklahoma Corporation ("BANC ONE OKLAHOMA"), an Oklahoma corporation and a wholly owned subsidiary of BANC ONE CORPORATION ("BANC ONE"), pursuant to which each of the issued and outstanding shares of LIBERTY's Common Stock will be converted into shares of BANC ONE Common Stock. The Merger is to be consummated pursuant to the terms of an Merger Agreement dated as of
  , 1996 ("Merger Agreement"), between LIBERTY and BANC ONE OKLAHOMA and joined in by BANC ONE. This opinion is furnished to you pursuant to Section 18(d) of the Merger Agreement.

Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined in the Merger Agreement or the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991), respectively. In the event of any inconsistency between the definition of any such term in the Merger Agreement and the Accord, the definition set forth in the Accord shall govern.

This Opinion Letter is governed by, and is to be interpreted in accordance with, the Accord. As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith.

The law covered by the opinions expressed herein is limited solely to the laws of the State of Oklahoma and the Federal Laws of the United States generally.

Based upon and subject to the foregoing, we are of the opinion that:

1.     The Merger Agreement is enforceable against LIBERTY.

2. Except as set forth in the LIBERTY Disclosure Letter, the execution and delivery by LIBERTY of, and the performance by LIBERTY of its agreements in, the Merger Agreement do not (a) violate the Constituent Documents of LIBERTY;
(b) violate applicable provisions of statutory law or regulation; (c) breach or otherwise violate any existing obligation of LIBERTY under any Court Orders of which the Opinion Giver has Actual Knowledge; or (d) breach, or result in a default under, any material obligation of LIBERTY under a material Other Agreement of which the Opinion Giver has Actual Knowledge.

3. To the Opinion Giver's Actual Knowledge, there are no actions or proceedings against LIBERTY or any of its subsidiaries, pending or overtly threatened in writing, before any court, governmental agency or arbitrator which seeks to affect the enforceability of the Merger Agreement.

The General Qualifications apply to each of the opinions set forth above.

We are rendering this opinion solely for the benefit of BANC ONE and BANC ONE OKLAHOMA in connection with the transactions described in the Merger Agreement.
 It may not be relied upon by any other person or for any other person, or quoted or filed with any regulatory agency without our prior approval.


Very truly yours,


________________________

________________________



                                                                      EXHIBIT D


(OPINION OF COUNSEL FOR BANC ONE CORPORATION AND
BANC ONE OKLAHOMA CORPORATION )



________________________, 1997



Liberty Bancorp, Inc.
100 North Broadway
Oklahoma City, Oklahoma 73102



Attention:  Chairman

Gentlemen:

I am counsel for BANC ONE CORPORATION, an Ohio corporation and a registered bank holding company ("BANC ONE") and Banc One Oklahoma Corporation ("BANC ONE OKLAHOMA"), an Oklahoma corporation and wholly owned subsidiary of BANC ONE, and have acted as counsel for BANC ONE and BANC ONE OKLAHOMA in connection with the merger (the "Merger") of Liberty Bancorp, Inc. ("LIBERTY") with and into BANC ONE OKLAHOMA, pursuant to which each of the issued and outstanding shares of LIBERTY Common will be converted into shares of BANC ONE Common. Such Merger is to be consummated pursuant to the terms of a Merger Agreement dated
as of                , 1996 ("Merger Agreement") between LIBERTY and BANC ONE
OKLAHOMA and joined in by BANC ONE. This opinion is furnished to you pursuant to Section 19(c) of the Merger Agreement.

Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined in the Merger Agreement or the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991), respectively. In the event of any inconsistency between the definition of any such term in the Merger Agreement and the Accord, the definition set forth in the Accord shall govern.

This Opinion Letter is governed by, and is to be interpreted in accordance with, the Accord. As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith.

The law covered by the opinions expressed herein is limited solely to the laws of the State of Ohio and the Federal Laws of the United States generally.

Based upon and subject to the foregoing, I am of the opinion that:

1.     The Merger Agreement is enforceable against BANC ONE.

2.     The Merger Agreement is enforceable against BANC ONE OKLAHOMA

3. Except as set forth in the BANC ONE Disclosure Letter, the execution and delivery by BANC ONE and BANC ONE OKLAHOMA of, and the performance by BANC ONE and BANC ONE OKLAHOMA of their agreements in, the Merger Agreement do not (a) violate the Constituent Documents of BANC ONE and BANC ONE OKLAHOMA; (b) violate applicable provisions of statutory law or regulation; (c) breach or otherwise violate any existing obligation of BANC ONE and BANC ONE OKLAHOMA under any Court Orders of which the Opinion Giver has Actual Knowledge; or (d) breach, or result in a default under, any material obligation of BANC ONE or BANC ONE OKLAHOMA under a material Other Agreement of which the Opinion Giver has Actual Knowledge.

4. To the best of my actual knowledge, I hereby confirm to you, pursuant to the requirements of Section 13(f) of the Merger Agreement, that there are no actions or proceedings against BANC ONE or any of its subsidiaries, pending or overtly threatened in writing, before any court, governmental agency or arbitrator which (i) seek to affect the enforceability of the Merger Agreement or (ii) come within the standard established in the Merger Agreement for disclosure.

5.     I have participated in the preparation of the Registration Statement on
Form S-4 (or other appropriate registration statement form) (No.             )
of BANC ONE ("Registration Statement"), and in rendering this opinion have limited my review of the facts concerning the Registration Statement to discussions with and inquiry of Directors, officers and employees of BANC ONE, and Coopers & Lybrand, the independent accountants who examined certain of the financial statements of BANC ONE included in the Registration Statement, and based thereon and subject to the General Qualifications, I am of the opinion that such Registration Statement, and the Prospectus included in the Registration Statement (except as to financial statements, other financial data and any information concerning LIBERTY included therein, as to which I express no opinion) at the time the Registration Statement became effective under the Securities Act of 1933 (the "1933 Act") complied as to form in all material respects with the 1933 Act and the rules and regulations of the Securities and Exchange Commission thereunder.

6. I confirm that the Registration Statement has become effective under the 1933 Act, and to the best of my Actual Knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

7. I have not checked the accuracy or completeness of, or otherwise verified, any statement of fact contained in the Registration Statement and Prospectus. Based on the participation, discussions and inquiries described above, however, I have no reason to believe that the Registration Statement (except as to financial statements, other financial data and any information concerning LIBERTY included therein, as to which no view is expressed) at the time it became effective and as of the date of this letter contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except as to financial statements, other financial data and any information concerning LIBERTY included therein, as to which no view is expressed) at such times contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that since the effective date of the Registration Statement, any event has occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been set forth in such an amendment or supplement.

8. The shares of BANC ONE Common to be issued in the Merger shall, when issued, (a) be validly issued, fully paid and non-assessable and (b) issued pursuant to the Registration Statement.

The General Qualifications apply to all of the opinions set forth above.

I am rendering this opinion solely for the benefit of LIBERTY and its shareholders in connection with the transactions described in the Merger Agreement. It may not be relied upon by any other person or for any other person, or quoted or filed with any regulatory agency without my prior approval.

Very truly yours,



                                                                      EXHIBIT E



                               Option Agreement


Option Agreement, dated as of December ___, 1996 (this "Agreement"), by and between Liberty Bancorp, Inc., a corporation organized under the laws of the State of Oklahoma ("LIBERTY") and BANC ONE CORPORATION, a corporation organized under the laws of the State of Ohio ("BANC ONE").

     W I T N E S S E T H :

WHEREAS, LIBERTY and Banc One Oklahoma Corporation , an Ohio corporation and a wholly owned subsidiary of BANC ONE ("BANC ONE OKLAHOMA"), together with BANC
ONE, have executed a Merger Agreement dated as of December    , 1996 (the
"Merger Agreement") providing for the merger of LIBERTY with and into BANC ONE OKLAHOMA, pursuant to which BANC ONE will acquire LIBERTY;

WHEREAS, Section 21 of the Merger Agreement provides that LIBERTY will execute and deliver an option agreement, substantially in the form of this Agreement, to BANC ONE prior to the close of business December 31, 1996;

NOW THEREFORE, in consideration of said Merger Agreement and their mutual promises and obligations, the parties hereto adopt and make this Agreement as follows:

1. LIBERTY hereby grants to BANC ONE an irrevocable option (the "Option") to purchase in accordance with the terms of this Option Agreement at the closing trade price of a share of the Common Stock, of LIBERTY ("LIBERTY Common"), on December 30, 1996, as reported on the National Association of Securities Dealers Automated Quotation System National Market System, per share (the "Per Share Price") in cash up to 1,879,570 authorized but unissued shares of LIBERTY Common (the "Optioned Shares"). The Option shall expire (such event being referred to herein as the "Option Termination Event") if not exercised as permitted under this Agreement prior to the earlier of (i) at the time the merger of LIBERTY into BANC ONE OKLAHOMA becomes effective as set forth and defined in Section 4 of the Merger Agreement (the "Effective Time"), (ii) BANC ONE or LIBERTY receiving written notice from the Board of Governors of the Federal Reserve System (the "Board") or its staff to the effect that the exercise of the Option pursuant to the terms of this Agreement is not consistent with Section 3 of the Bank Holding Company Act of 1956, as amended,
(iii) termination of the Merger Agreement by BANC ONE in accordance with the provisions of Section 26 of the Merger Agreement if such termination occurs prior to the occurrence of an Initial Triggering Event (as hereinafter defined), (iv) the first business day after the five hundred and forty-eighth calendar day following termination of the Merger Agreement by BANC ONE in accordance with the provisions of Section 26 thereof, if such termination follows the occurrence of an Initial Triggering Event, provided that the Option shall in all events expire not later than 24 months after such Initial Triggering Event, (v) termination of the Merger Agreement by LIBERTY in accordance with the provisions of Section 26 thereof, or (vi) termination of the Merger Agreement by mutual consent of BANC ONE and LIBERTY. If, in the case of (iv), the Option is otherwise exercisable but cannot be exercised on such day solely because of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Option shall expire on the twentieth business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be.

2. Provided that (i) no preliminary or permanent injunction or other order issued by any Federal or state court of competent jurisdiction in the United States prohibiting the exercise of the Option or the delivery of the Optioned Shares shall be in effect and (ii) any such exercise shall otherwise be subject to compliance with applicable law and (iii) BANC ONE is not then in material breach of the Merger Agreement, BANC ONE may exercise the Option in whole or in part at any time or from time to time after the occurrence of both an Initial Triggering Event and a Purchase Event (as defined in Section 4 of this Agreement) if, but only if, both the Initial Triggering Event and the Purchase Event shall have occurred prior to the occurrence of an Option Termination Event. In the event that BANC ONE wishes to exercise the Option, BANC ONE shall give written notice of such exercise (the date of such notice being herein called the "Notice Date") within 30 days following such Purchase Event to LIBERTY specifying the number of Optioned Shares it will purchase pursuant to such exercise and a place and date for the closing of such purchase which date shall be within 45 days following the receipt of the last of any required regulatory approvals, but in any event, within 365 days of the Purchase Event, subject to reasonable extensions in order for BANC ONE to obtain required regulatory approvals.

3. At any closing of the exercise of the Option, (i) BANC ONE will make payment to LIBERTY of the aggregate price for the Optioned Shares in immediately available funds, in an amount equal to the product of the Per Share Price multiplied by the number of Optioned Shares being purchased at such closing and (ii) LIBERTY will deliver to BANC ONE a duly executed certificate or certificates representing the number of Optioned Shares so purchased, registered in the name of BANC ONE or its nominee in the denominations designated by BANC ONE in its notice of exercise. Unless counsel for LIBERTY and BANC ONE agree that such shares are not "restricted shares" under federal and/or state securities laws, certificates for such shares shall bear a legend to that effect.

4. For purposes of this Agreement, an "Initial Triggering Event" shall have occurred at such time as one of the following events shall have occurred and BANC ONE shall have determined in good faith (and shall have notified LIBERTY in writing of such determination) that there is a reasonable likelihood that, as a result of the occurrence of any of the following events, consummation of the Merger pursuant to the term of this Merger Agreement is jeopardized: (i) any person as defined in [subsection] 3(a)(9) or 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act") (other than BANC ONE or any BANC ONE subsidiary or affiliate) shall have commenced a bona fide offer to purchase shares of LIBERTY Common such that, upon consummation of said offer, such person would own or control 10% or more of the outstanding shares of LIBERTY Common, or shall have entered into an agreement with LIBERTY, or shall have filed an application or notice with the Board or any other federal or state regulatory agency for clearance or approval, to (A) merge or consolidate or enter into any similar transaction, with LIBERTY, (B) purchase, lease or otherwise acquire all or substantially all of the assets of LIBERTY or (C) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of the voting power of LIBERTY; (ii) any person (other than BANC ONE, BANC ONE OKLAHOMA, any BANC ONE subsidiary or affiliate, any subsidiary of LIBERTY ("LIBERTY Subsidiary") in a fiduciary capacity) or any current shareholder of LIBERTY which has beneficial ownership of 10% or more of the outstanding shares of LIBERTY Common (a "Current 10% Shareholder") shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of LIBERTY Common (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act) or, in the case of a Current 10% Shareholder, said Current 10% Shareholder shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of LIBERTY Common in addition to those beneficially owned as of the date hereof; (iii) any person (other than BANC ONE or any BANC ONE subsidiary or affiliate) shall have made a bona fide proposal to LIBERTY after the date of the Merger Agreement by public announcement or written communication that is the subject of public disclosure or regulatory report or filing to (A) acquire LIBERTY by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction, or (B) make an offer described in clause (i), above; (iv) any person shall have solicited proxies in a proxy solicitation subject to Regulation 14A under the 1934 Act in opposition to approval of the Merger Agreement by LIBERTY's shareholders; or (v) or LIBERTY shall have willfully breached any provision of the Merger Agreement, which breach would entitle BANC ONE to terminate the Merger Agreement and such breach shall not have been cured pursuant to the terms of the Merger Agreement. For purposes of this Agreement, a "Purchase Event" shall have occurred at such time as (i) any person (other than BANC ONE or any BANC ONE subsidiary or affiliate) acquires beneficial ownership of 50% or more of the then-outstanding shares of LIBERTY Common, or (ii) LIBERTY enters into an agreement with another person (other than BANC ONE or any BANC ONE subsidiary) pursuant to which such person is entitled to acquire 50% or more of the then-outstanding shares of LIBERTY Common.

5. If between the date of the Merger Agreement and the Effective Time, the shares of LIBERTY Common shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within said period (an "Event"), the number of Optioned Shares and the Per Share Price shall be adjusted appropriately so as to restore BANC ONE to its rights hereunder, including, without limitation, its right to purchase that number of additional shares (the "Additional Optioned Shares") representing ownership of the voting power of the capital stock of LIBERTY (in addition to shares of LIBERTY Common acquired other than pursuant to any exercise of the Option) so that the ratio of (x) the sum of (A) the Optioned Shares (including such Additional Optioned Shares, if any, calculated as a result of one or more earlier Events) plus (B) the Additional Optioned Shares, over the total number of shares of LIBERTY Common issued and outstanding after each such Event, shall be equal to the ratio of (y) the sum of (C) 1,879,570 plus (D) such Additional Optioned Shares, if any, calculated as a result of one or more earlier Events, over the total number of shares of LIBERTY Common issued and outstanding immediately prior to each such Event, at an adjusted per share purchase price equal to the Per Share Price multiplied by a fraction, the numerator of which shall be equal to the number of shares of LIBERTY Common purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of LIBERTY Common purchasable after the adjustment; provided, however, that nothing in this Option shall be construed as permitting LIBERTY to take any action or enter into any transaction prohibited by this Agreement.

6. LIBERTY shall, if requested by BANC ONE, as expeditiously as possible file a registration statement on a form of general use under the Securities Act of 1933, as amended, if necessary in order to permit the sale or other disposition of the shares of LIBERTY Common that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by BANC ONE. BANC ONE shall provide all information reasonably requested by LIBERTY for inclusion in any registration statement to be filed hereunder. LIBERTY will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of two hundred and seventy calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The registration effected under this Section 6 shall be at LIBERTY's expense except for all filing and agency fees and commissions and underwriting discounts and commissions attributable to the sale of such securities and fees and disbursements of BANC ONE's counsel related thereto, which amounts shall be borne by BANC ONE. In no event shall LIBERTY be required to effect more than one registration hereunder. The filing of any registration statement hereunder may be delayed for such period of time as may reasonably be required if LIBERTY determines that any such filing or the offering of any such shares of LIBERTY Common would (i) impede, delay or otherwise interfere with any financing, offer or sale of LIBERTY Common or any other securities of LIBERTY, or (ii) require disclosure of material information which, if disclosed at that time, would be materially harmful to the interests of LIBERTY and its shareholders. If requested by BANC ONE in connection with any such registration, LIBERTY will become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily required of issuers. Neither this Option Agreement nor the Option are assignable by BANC ONE. BANC ONE and LIBERTY agree to use their respective reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition of the Optioned Shares and any Additional Optioned Shares to be effected on a widely distributed basis.

7. Notices. All notices and other communications hereunder may be made by mail, hand-delivery or by courier service. If notices and other communications are made by nationally recognized overnight courier service for overnight delivery, such notice shall be deemed to have been given one business day after being forwarded to such a nationally recognized overnight courier service for overnight delivery. All notices and other communications hereunder given to any party shall be communicated to the remaining party to this Agreement by mail or by hand-delivery in the same manner as herein provided.

(a)  If to BANC ONE, to:

          BANC ONE CORPORATION
          Attention of:  Chief Executive Officer
          100 East Broad Street
          Columbus, Ohio 43271

          With a copy to:
          BANC ONE CORPORATION
          Attention of:  Steven A. Bennett
          General Counsel
          100 East Broad Street
          Columbus, Ohio 43271


(b)  If to LIBERTY, to:

          Liberty Bancorp, Inc.
          Attention of:     Charles E. Nelson
          Chairman and Chief Executive Officer
          100 North Broadway
          Oklahoma City, Oklahoma 73102


          With a copies to:

          Wachtell, Lipton, Rosen & Katz
          Attention of:  Edward D. Herlihy
          51 West 52nd Street
          New York, New York, 10019

          and

          Crowe & Dunlevy
          Attention of:  Michael M. Stewart
          1800 Mid-America Tower
          20 North Broadway
          Oklahoma City, Oklahoma 73102


IN WITNESS WHEREOF, this Agreement has been executed the day and year first above written.

                                            BANC ONE CORPORATION
ATTEST:

/s/ Charles F. Andrews                      By:  /s/ Wiliam P. Boardman
--------------------------                       --------------------------
Assistant Secretary                              William P. Boardman
                                                 its Senior Executive Vice
                                                   President


                                            Liberty Bancorp, Inc.
ATTEST:

/s/ Kenneth Brown                           By:  /s/ Charles E. Nelson
--------------------------                       --------------------------
Secretary                                        Charles E. Nelson
                                                 its Chairman of the Board and
                                                   Chief Executive Officer


                                 EXHIBIT 99(a)

                               Option Agreement


Option Agreement, dated as of December 28, 1996 (this "Agreement"), by and between Liberty Bancorp, Inc., a corporation organized under the laws of the State of Oklahoma ("LIBERTY") and BANC ONE CORPORATION, a corporation organized under the laws of the State of Ohio ("BANC ONE").

                              W I T N E S S E T H :

WHEREAS, LIBERTY and Banc One Oklahoma Corporation , an Ohio corporation and a wholly owned subsidiary of BANC ONE ("BANC ONE OKLAHOMA"), together with BANC ONE, have executed a Merger Agreement dated as of December 28, 1996 (the "Merger Agreement") providing for the merger of LIBERTY with and into BANC ONE OKLAHOMA, pursuant to which BANC ONE will acquire LIBERTY;

WHEREAS, Section 21 of the Merger Agreement provides that LIBERTY will execute and deliver an option agreement, substantially in the form of this Agreement, to BANC ONE prior to the close of business December 31, 1996;

NOW THEREFORE, in consideration of said Merger Agreement and their mutual promises and obligations, the parties hereto adopt and make this Agreement as follows:

1. LIBERTY hereby grants to BANC ONE an irrevocable option (the "Option") to purchase in accordance with the terms of this Option Agreement at the closing trade price of a share of the Common Stock, of LIBERTY ("LIBERTY Common"), on December 30, 1996, as reported on the National Association of Securities Dealers Automated Quotation System National Market System, per share (the "Per Share Price") in cash up to 1,879,570 authorized but unissued shares of LIBERTY Common (the "Optioned Shares"). The Option shall expire (such event being referred to herein as the "Option Termination Event") if not exercised as permitted under this Agreement prior to the earlier of (i) at the time the merger of LIBERTY into BANC ONE OKLAHOMA becomes effective as set forth and defined in Section 4 of the Merger Agreement (the "Effective Time"), (ii) BANC ONE or LIBERTY receiving written notice from the Board of Governors of the Federal Reserve System (the "Board") or its staff to the effect that the exercise of the Option pursuant to the terms of this Agreement is not consistent with Section 3 of the Bank Holding Company Act of 1956, as amended,
(iii) termination of the Merger Agreement by BANC ONE in accordance with the provisions of Section 26 of the Merger Agreement if such termination occurs prior to the occurrence of an Initial Triggering Event (as hereinafter defined), (iv) the first business day after the five hundred and forty-eighth calendar day following termination of the Merger Agreement by BANC ONE in accordance with the provisions of Section 26 thereof, if such termination follows the occurrence of an Initial Triggering Event, provided that the Option shall in all events expire not later than 24 months after such Initial Triggering Event, (v) termination of the Merger Agreement by LIBERTY in accordance with the provisions of Section 26 thereof, or (vi) termination of the Merger Agreement by mutual consent of BANC ONE and LIBERTY. If, in the case of (iv), the Option is otherwise exercisable but cannot be exercised on such day solely because of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Option shall expire on the twentieth business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be.

2. Provided that (i) no preliminary or permanent injunction or other order issued by any Federal or state court of competent jurisdiction in the United States prohibiting the exercise of the Option or the delivery of the Optioned Shares shall be in effect and (ii) any such exercise shall otherwise be subject to compliance with applicable law and (iii) BANC ONE is not then in material breach of the Merger Agreement, BANC ONE may exercise the Option in whole or in part at any time or from time to time after the occurrence of both an Initial Triggering Event and a Purchase Event (as defined in Section 4 of this Agreement) if, but only if, both the Initial Triggering Event and the Purchase Event shall have occurred prior to the occurrence of an Option Termination Event. In the event that BANC ONE wishes to exercise the Option, BANC ONE shall give written notice of such exercise (the date of such notice being herein called the "Notice Date") within 30 days following such Purchase Event to LIBERTY specifying the number of Optioned Shares it will purchase pursuant to such exercise and a place and date for the closing of such purchase which date shall be within 45 days following the receipt of the last of any required regulatory approvals, but in any event, within 365 days of the Purchase Event, subject to reasonable extensions in order for BANC ONE to obtain required regulatory approvals.

3. At any closing of the exercise of the Option, (i) BANC ONE will make payment to LIBERTY of the aggregate price for the Optioned Shares in immediately available funds, in an amount equal to the product of the Per Share Price multiplied by the number of Optioned Shares being purchased at such closing and (ii) LIBERTY will deliver to BANC ONE a duly executed certificate or certificates representing the number of Optioned Shares so purchased, registered in the name of BANC ONE or its nominee in the denominations designated by BANC ONE in its notice of exercise. Unless counsel for LIBERTY and BANC ONE agree that such shares are not "restricted shares" under federal and/or state securities laws, certificates for such shares shall bear a legend to that effect.

4. For purposes of this Agreement, an "Initial Triggering Event" shall have occurred at such time as one of the following events shall have occurred and BANC ONE shall have determined in good faith (and shall have notified LIBERTY in writing of such determination) that there is a reasonable likelihood that, as a result of the occurrence of any of the following events, consummation of the Merger pursuant to the term of this Merger Agreement is jeopardized: (i) any person as defined in [subsection] 3(a)(9) or 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act") (other than BANC ONE or any BANC ONE subsidiary or affiliate) shall have commenced a bona fide offer to purchase shares of LIBERTY Common such that, upon consummation of said offer, such person would own or control 10% or more of the outstanding shares of LIBERTY Common, or shall have entered into an agreement with LIBERTY, or shall have filed an application or notice with the Board or any other federal or state regulatory agency for clearance or approval, to (A) merge or consolidate or enter into any similar transaction, with LIBERTY, (B) purchase, lease or otherwise acquire all or substantially all of the assets of LIBERTY or (C) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of the voting power of LIBERTY; (ii) any person (other than BANC ONE, BANC ONE OKLAHOMA, any BANC ONE subsidiary or affiliate, any subsidiary of LIBERTY ("LIBERTY Subsidiary") in a fiduciary capacity) or any current shareholder of LIBERTY which has beneficial ownership of 10% or more of the outstanding shares of LIBERTY Common (a "Current 10% Shareholder") shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of LIBERTY Common (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act) or, in the case of a Current 10% Shareholder, said Current 10% Shareholder shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of LIBERTY Common in addition to those beneficially owned as of the date hereof; (iii) any person (other than BANC ONE or any BANC ONE subsidiary or affiliate) shall have made a bona fide proposal to LIBERTY after the date of the Merger Agreement by public announcement or written communication that is the subject of public disclosure or regulatory report or filing to (A) acquire LIBERTY by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction, or (B) make an offer described in clause (i), above; (iv) any person shall have solicited proxies in a proxy solicitation subject to Regulation 14A under the 1934 Act in opposition to approval of the Merger Agreement by LIBERTY's shareholders; or (v) or LIBERTY shall have willfully breached any provision of the Merger Agreement, which breach would entitle BANC ONE to terminate the Merger Agreement and such breach shall not have been cured pursuant to the terms of the Merger Agreement. For purposes of this Agreement, a "Purchase Event" shall have occurred at such time as (i) any person (other than BANC ONE or any BANC ONE subsidiary or affiliate) acquires beneficial ownership of 50% or more of the then-outstanding shares of LIBERTY Common, or (ii) LIBERTY enters into an agreement with another person (other than BANC ONE or any BANC ONE subsidiary) pursuant to which such person is entitled to acquire 50% or more of the then-outstanding shares of LIBERTY Common.

5. If between the date of the Merger Agreement and the Effective Time, the shares of LIBERTY Common shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within said period (an "Event"), the number of Optioned Shares and the Per Share Price shall be adjusted appropriately so as to restore BANC ONE to its rights hereunder, including, without limitation, its right to purchase that number of additional shares (the "Additional Optioned Shares") representing ownership of the voting power of the capital stock of LIBERTY (in addition to shares of LIBERTY Common acquired other than pursuant to any exercise of the Option) so that the ratio of (x) the sum of (A) the Optioned Shares (including such Additional Optioned Shares, if any, calculated as a result of one or more earlier Events) plus (B) the Additional Optioned Shares, over the total number of shares of LIBERTY Common issued and outstanding after each such Event, shall be equal to the ratio of (y) the sum of (C) 1,879,570 plus (D) such Additional Optioned Shares, if any, calculated as a result of one or more earlier Events, over the total number of shares of LIBERTY Common issued and outstanding immediately prior to each such Event, at an adjusted per share purchase price equal to the Per Share Price multiplied by a fraction, the numerator of which shall be equal to the number of shares of LIBERTY Common purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of LIBERTY Common purchasable after the adjustment; provided, however, that nothing in this Option shall be construed as permitting LIBERTY to take any action or enter into any transaction prohibited by this Agreement.

6. LIBERTY shall, if requested by BANC ONE, as expeditiously as possible file a registration statement on a form of general use under the Securities Act of 1933, as amended, if necessary in order to permit the sale or other disposition of the shares of LIBERTY Common that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by BANC ONE. BANC ONE shall provide all information reasonably requested by LIBERTY for inclusion in any registration statement to be filed hereunder. LIBERTY will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of two hundred and seventy calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The registration effected under this Section 6 shall be at LIBERTY's expense except for all filing and agency fees and commissions and underwriting discounts and commissions attributable to the sale of such securities and fees and disbursements of BANC ONE's counsel related thereto, which amounts shall be borne by BANC ONE. In no event shall LIBERTY be required to effect more than one registration hereunder. The filing of any registration statement hereunder may be delayed for such period of time as may reasonably be required if LIBERTY determines that any such filing or the offering of any such shares of LIBERTY Common would (i) impede, delay or otherwise interfere with any financing, offer or sale of LIBERTY Common or any other securities of LIBERTY, or (ii) require disclosure of material information which, if disclosed at that time, would be materially harmful to the interests of LIBERTY and its shareholders. If requested by BANC ONE in connection with any such registration, LIBERTY will become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily required of issuers. Neither this Option Agreement nor the Option are assignable by BANC ONE. BANC ONE and LIBERTY agree to use their respective reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition of the Optioned Shares and any Additional Optioned Shares to be effected on a widely distributed basis.

7. Notices. All notices and other communications hereunder may be made by mail, hand-delivery or by courier service. If notices and other communications are made by nationally recognized overnight courier service for overnight delivery, such notice shall be deemed to have been given one business day after being forwarded to such a nationally recognized overnight courier service for overnight delivery. All notices and other communications hereunder given to any party shall be communicated to the remaining party to this Agreement by mail or by hand-delivery in the same manner as herein provided.

(a)  If to BANC ONE, to:

BANC ONE CORPORATION
Attention of:     Chief Executive Officer
100 East Broad Street
Columbus, Ohio 43271

With a copy to:
BANC ONE CORPORATION
Attention of:       Steven A. Bennett
General Counsel
100 East Broad Street

Columbus, Ohio 43271


(b)  If to LIBERTY, to:

Liberty Bancorp, Inc.
Attention of:     Charles E. Nelson
Chairman and Chief Executive Officer
100 North Broadway
Oklahoma City, Oklahoma 73102


With a copies to:

Wachtell, Lipton, Rosen & Katz
Attention of:     Edward D. Herlihy
51 West 52nd Street
New York, New York, 10019

and

Crowe & Dunlevy
Attention of:     Michael M. Stewart
1800 Mid-America Tower
20 North Broadway
Oklahoma City, Oklahoma 73102


IN WITNESS WHEREOF, this Agreement has been executed the day and year first above written.


                                            BANC ONE CORPORATION
ATTEST:

/s/ Charles F. Andrews                      By:  /s/ Wiliam P. Boardman
--------------------------                       --------------------------
Assistant Secretary                              William P. Boardman
                                                 its Senior Executive Vice
                                                   President


                                            Liberty Bancorp, Inc.
ATTEST:

 /s/ Kenneth Brown                          By:  /s/ Charles E. Nelson
--------------------------                       --------------------------
Secretary                                        Charles E. Nelson
                                                 its Chairman of the Board and
                                                 Chief Executive Officer